UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

(Name of Registrant as Specified In Its Charter)

(Name of the person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2020

To the Stockholders of TransAct Technologies Incorporated:

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of TransAct Technologies Incorporated (the “Company”), a Delaware corporation, will be held on Tuesday, May 26, 2020 10:00 a.m. Eastern Time.  This year, we are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2020.  Due to the public health and safety concerns arising from the outbreak of the novel coronavirus (COVID-19), and to comply with governmental orders restricting travel and in-person gatherings, we determined that a virtual meeting is in the best interests of our stockholders and employees.  As a result, you will not be able to attend the Annual Meeting at a physical location.  To participate in the Annual Meeting, you must retain your 16-digit control number.  Please carefully review the Proxy Statement for further instructions on how to access the Annual Meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1)	To elect two directors to each serve a three-year term until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;
(3)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
(4)	To approve an amendment and restatement of the Company’s 2014 Equity Incentive Plan to increase the number of shares available for issuance; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 30, 2020 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important.  As always, but especially now given the uncertainties posed by the coronavirus (COVID-19) pandemic, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting.  If you receive a paper copy of the proxy card by mail, you may also complete, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope.  Submitting your proxy will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not prevent you from voting at the Annual Meeting.  You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting during the Annual Meeting.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 26, 2020: The Proxy Statement for the Annual Meeting, the TransAct Technologies Incorporated 2019 Annual Report and the means to vote by Internet are available at www.proxyvote.com.  This Proxy Statement and the TransAct Technologies Incorporated 2019 Annual Report are also available at www.transact-tech.com.

By Order of the Board of Directors,

STEVEN A. DEMARTINO Secretary
Hamden, Connecticut
April 23, 2020

TRANSACT TECHNOLOGIES INCORPORATED
One Hamden Center
2319 Whitney Avenue
Suite 3B
Hamden, CT 06518

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 26, 2020

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

On or about April 23, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to stockholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of TransAct Technologies Incorporated (“TransAct” the “Company,” “we,” “us,” or “our”) for use at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 26, 2020, beginning at 10:00 a.m. Eastern Time, and at any adjournment, postponement, rescheduling or continuation of the Annual Meeting.   We are furnishing our proxy materials to stockholders primarily electronically, and the Notice informs stockholders that this Proxy Statement, the 2019 Annual Report and voting instructions are available online at www.proxyvote.com.  Due to disruptions and delays caused by the coronavirus (COVID-19) pandemic, we are mailing the Notice to stockholders outside of the timing requirements of applicable Securities and Exchange Commission (“SEC”) rules, but sufficiently in advance of the Annual Meeting to allow stockholders to review the proxy materials and exercise their voting rights in accordance with the SEC Staff Guidance for Conducting Shareholder Meetings in Light of COVID-19 Concerns, as updated on April 7, 2020.  As more fully described in the Notice, stockholders also may request paper copies of the proxy materials.

This year, we are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2020 due to the outbreak of the coronavirus (COVID-19). To attend and participate in the Annual Meeting, you must login to www.virtualshareholdermeeting.com/TACT2020 using the 16-digit control number.  To access the Annual Meeting virtually via the Internet, and to be able to vote at the meeting and submit questions, you must retain your control number.  Please carefully review the section below titled “Attending the Annual Meeting” for further instructions on how to access the live webcast.  If you encounter any difficulties accessing the virtual meeting during registration or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Your vote is important.  As always, but especially now given the uncertainties posed by the coronavirus (COVID-19) pandemic, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting.  If you receive a paper copy of the proxy card by mail, you may also mark, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope.  Submitting your proxy now will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not impact your ability to vote at the Annual Meeting.  You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting during the Annual Meeting.

Voting Rights and Eligibility

Stockholders of record at the close of business on March 30, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting.  Each holder of common stock is entitled to cast one vote for each share of common stock held on the Record Date.  There were 7,538,685 shares of common stock issued and outstanding and entitled to vote at the close of business on the Record Date.

Quorum

Shares representing a majority of the shares issued, outstanding and entitled to be voted at the Annual Meeting, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum.

If a quorum is not present or represented at the Annual Meeting, the Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the Chairman of the meeting, or the stockholders present in person or represented, is authorized to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Broker Non-Votes

Brokers, banks or other nominees are not permitted to vote your shares with respect to proposals that are deemed “non-routine” without instructions from you because such holders do not have discretionary voting power on “non-routine” proposals.  Accordingly, a broker non-vote occurs when a broker, bank or other nominee holds shares for a beneficial owner, but is not empowered to vote on a particular proposal because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal.  The election of directors, the advisory vote on the compensation of our named executive officers and the vote to approve the amendment and restatement to the Company’s 2014 Equity Incentive Plan are deemed to be “non-routine” matters.  As a result, if your shares are held in the name of a broker, bank or other nominee and you do not instruct the broker, bank or other nominee how to vote with respect any such proposal, your shares will not be counted as having been voted on those matters.  However, the ratification of our independent registered public accounting firm is considered a “routine” matter.  Therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions from you.

Voting Your Shares

You may vote “For” or “Withhold” with respect to the election of each of the director nominees.  For the ratification of our independent registered public accounting firm, the advisory vote on executive compensation and the amendment and restatement to the Company’s 2014 Equity Plan, you may vote “For” or “Against” or “Abstain” from voting.

Stockholders of Record

If you hold shares in your name as a holder of record, you are considered the “stockholder of record” with respect to those shares.  If you are a stockholder of record with shares registered in your name, you may vote by one of the following methods:

•
During the Annual Meeting – To vote during the Annual Meeting, you must visit the virtual meeting website at www.virtualshareholdermeeting.com/TACT2020, login using your 16-digit control number and follow the voting instructions on the website.

•
Via the Internet – To submit your proxy by Internet, go to www.proxyvote.com and follow the instructions on the secure website.  The deadline for proxy submission via the Internet is 11:59 p.m. Eastern Time on May 25, 2020.

•	By Telephone – To submit your proxy by telephone, call 1-800-690-6903 and follow the instructions. The deadline for proxy submission by telephone is 11:59 p.m. Eastern Time on May 25, 2020.
•
By Mail – To submit your proxy by mail, complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the proxy card.  Proxy cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted.

If your shares are held in more than one account, you will receive more than one proxy card.  In that case, you are urged to vote all of your shares by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided.  If you submit your proxy via the Internet by visiting www.proxyvote.com, please do so once for each proxy card you receive to ensure that all of your shares are voted.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, you may receive a separate voting instruction form, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to provide voting instructions electronically via the Internet.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined by the broker, bank or other holder of record. In the event you are considered the “beneficial owner” of shares held in “street name” and you wish to vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other holder of record. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.  For instructions on how to vote during the Annual Meeting, see below under “Attending the Annual Meeting.”

Failure to Specify Voting Instructions; Board Recommendation

All validly submitted proxies will be voted in accordance with the instructions they contain, unless timely and properly revoked. If you return a signed and dated proxy card but do not specify your voting instructions with respect to a particular proposal, your shares will be voted in accordance with the recommendations of our Board.  The Board recommends that you vote:

•
Proposal 1 – FOR the election of Thomas R. Schwarz and Bart C. Shuldman to each serve a three-year term until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

•	Proposal 2 – FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;
•	Proposal 3 – FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement; and
•	Proposal 4 – FOR the approval of an amendment and restatement of the Company’s 2014 Equity Incentive Plan to increase the number of shares available for issuance.

A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters, which, although not described in this Proxy Statement, are properly presented for action at the Annual Meeting. As of the date of this Proxy Statement, the Board is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement.  Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy card the authority to vote in respect of any such other matter in their discretion.

Required Vote

Directors are elected by a plurality of the votes cast at the Annual Meeting.

The affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the 2020 fiscal year.  Abstentions, in effect, count as negative votes because they are shares present in person or represented by proxy that are entitled to vote and not voted in the affirmative, but brokers, banks and other nominees will have discretion to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

The proposal to approve, on an advisory basis, the compensation of our named executive officers and the proposal to approve an amendment and restatement of the Company’s 2014 Equity Incentive Plan each require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  For such proposals, abstentions in effect count as negative votes, because they are shares present in person or represented by proxy that are entitled to vote and not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they are not “entitled to vote” on such proposals) and have no effect on the outcome of those proposals.  The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding.

Revocation of Proxies

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, or (iii) voting at the Annual Meeting.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company as follows:  TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  A later-dated proxy card or written revocation must be received before the Annual Meeting by the Secretary of the Company, or it must be delivered to the Secretary of the Company at the Annual Meeting before proxies are voted.  A stockholder may also revoke a proxy by submitting a new proxy via the Internet at www.proxyvote.com or by phone at 1-800-690-6903 no later than 11:59 P.M. Eastern Time on May 25, 2020.  Attendance at the Annual Meeting does not, without further action, revoke the appointment of a proxy; however, you may revoke a previously submitted proxy by voting virtually at the Annual Meeting before your proxy is exercised.  The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TACT2020. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company’s Secretary or other person responsible for tabulating votes on behalf of the Company.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. Although we do not expect to do so, we may retain a proxy-soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

Attending the Annual Meeting

You are entitled to participate in the Annual Meeting if you were a stockholder of record on the March 30, 2020 record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee.  Due to the public health and safety concerns arising from the outbreak of the coronavirus (COVID-19), and to comply with the governmental orders restricting travel and in-person gatherings, we determined that a virtual meeting is in the best interests of our stockholders and employees.  As a result, you will not be able to attend the Annual Meeting in-person at a physical location this year.

TO ENSURE THAT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MUST RETAIN YOUR 16-DIGIT CONTROL NUMBER.

The Annual Meeting will be held on May 26, 2020 at 10:00 a.m. Eastern Time via live webcast.  You can access the Annual Meeting online at www.virtualshareholdermeeting.com/TACT2020.  We encourage you to access the meeting prior to the start time and to leave ample time to login.  To be able to vote at and ask questions during the Annual Meeting, you will need to enter your 16-digit control number, which is located on your proxy card, voting instruction form or Notice.

Multiple Copies of Annual Report and Proxy Statement

When more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those stockholders. Similarly, brokers and other intermediaries holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly, upon written or oral request, a separate copy of the 2019 Annual Report and this Proxy Statement to any stockholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. You may make such a request in writing to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary or by calling (203) 859-6800.  This Proxy Statement and the 2019 Annual Report are available at www.proxyvote.com.

You may also contact us at the address or telephone number above if you are a stockholder of record of the Company and you wish to receive a separate annual report or proxy statement, as applicable, in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future.  If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of March 30, 2020 by: (i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.  Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person’s name and the address of the holder is One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class (12)
More than 5% Stockholders:
Grand Slam Asset Management, LLC Grand Slam Capital Master Fund, Ltd. and Mitchell Sacks (1)	543,139	7.20%
Renaissance Technologies Holding Corporation (2)	413,600	5.49%
Harbert Discovery Fund, LP (3)	408,035	5.41%

Directors, Executive Officers and Director Nominees:
Bart C. Shuldman (4)	479,190	6.03%
Steven A. DeMartino (5)	258,084	3.34%
Thomas R. Schwarz (6)	86,884	1.15%
John M. Dillon (7)	81,025	1.07%
Donald E. Brooks (8)	50,250	*
Andrew J. Hoffman (9)	42,291	*
Tracey S. Chernay (10)	28,125	*
Haydee Ortiz Olinger	2,700	*
Emanuel P. N. Hilario	0	*
All current directors and executive officers as a group (11 persons) (11)	1,041,840	12.46%

__________
*	Less than 1% of the outstanding common stock.
(1)
The information listed in the table and this footnote is based solely on the Schedule 13D/A filed on May 20, 2019 by Grand Slam Asset Management, LLC, Grand Slam Capital Master Fund, Ltd. and Mitchell Sacks (collectively, the “Sacks Group”) reporting the beneficial ownership of the reporting persons on such date.  Grand Slam Asset Management, LLC is the investment manager of, and may be deemed to indirectly beneficially own securities owned by, Grand Slam Capital Master Fund, Ltd.  Mr. Sacks is the managing member of, and may be deemed to beneficially own, securities beneficially owned by, Grand Slam Asset Management, LLC. The Schedule 13D/A reports that Mitchell Sacks has sole voting and dispositive power over 3,900 shares and shares with Grand Slam Asset Management, LLC voting and dispositive power over 539,239 shares, which includes the 436,939 shares owned by Grand Slam Capital Master Fund.  The address of Grand Slam Asset Management, LLC, Grand Slam Capital Master Fund, Ltd. and Mitchell Sacks as reported in the Schedule 13D/A is 2160 North Central Road, Suite 306, Fort Lee, NJ  07024.

(2)
The information listed in the table and this footnote is based solely on the Schedule 13G/A filed on February 13, 2020 by Renaissance Technologies Holding Corporation (“Renaissance”) with respect to Renaissance’s beneficial ownership as of December 31, 2019. The Renaissance Schedule 13G/A reports that Renaissance serves as the investment manager for a private investment fund, with which it shares voting and dispositive authority over 622 shares, and has sole voting power over 404,048 shares and sole dispositive power over 412,978 shares.  The address of Renaissance as reported in the Schedule 13G/A is 800 Third Avenue, New York, NY 10022.

(3)
The information listed in the table and this footnote is based solely on the Schedule 13D filed on March 10, 2020 by Harbert Discovery Fund, LP (“Harbert”) with respect to Harbert’s beneficial ownership as of February 28, 2020. The Harbert Schedule 13D reports that Harbert serves as the investment manager for a private investment fund, with which it shares voting and dispositive authority over 408,035 shares.  The address of Harbert as reported in the Schedule 13D is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(4)
Includes 1,500 shares owned by his spouse in an individual retirement account, 4,800 shares owned by his minor children and 3,750 shares owned by his mother.  Includes 411,775 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan and 4,050 restricted stock units (“RSUs”) that will convert into shares of common stock within 60 days of March 30, 2020 granted under the Company’s 2014 Equity Incentive Plan.

(5)
Includes 189,950 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan and 1,275 RSUs that will convert to shares of common stock within 60 days of March 30, 2020 granted under the Company’s 2014 Equity Incentive Plan.

(6)
Includes 45,000 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan and 1,675 RSUs that will convert to shares of common stock within 60 days of March 30, 2020 granted under the Company’s 2014 Equity Inventive Plan.

(7)
Includes 47,500 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan and 1,675 RSUs that will convert to shares of common stock within 60 days of March 30, 2020 granted under the Company’s 2014 Equity Incentive Plan.

(8)

Includes 50,000 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.

(9)

Includes 28,750 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.

(10)
Includes 28,125 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.

(11)
Includes 814,391 shares subject to options currently exercisable or to become exercisable within 60 days of March 30, 2020 granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan, and 8,675 RSUs that will convert to shares of common stock within 60 days of March 30, 2020 granted under the Company’s 2014 Equity Incentive Plan.

(12)
Percentage ownership is calculated based on 7,538,685 shares of common stock outstanding as of March 30, 2020. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares subject to options that are currently exercisable or to become exercisable by the reporting person within 60 days of March 30, 2020 and RSUs held by the reporting person that will convert to shares of common stock within 60 days of March 30, 2020 are counted as outstanding for the purpose of calculating such reporting person’s percentage ownership, but are not counted as outstanding for the purpose of calculating the percentage ownership of any other reporting person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a Related Party Transactions Policy relating to the identification, review and approval of related party transactions, in addition to the requirements of The Nasdaq Global Market (“Nasdaq”) and the SEC The Related Party Transactions Policy, which is administered by our Audit Committee, is set forth in our Standards of Business Conduct and Code of Ethics available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.

In particular, our Standards of Business Conduct and Code of Ethics requires all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company, including engaging in “Related Party Transactions.”  The term “Related Party Transaction” means any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries or Controlled Affiliates (as such term is defined in the policy) is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any Related Party has or will have a direct or indirect interest.  A “Related Party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person.

The Chair of the Audit Committee must be notified prior to a Related Party engaging in a Related Party Transaction.  The Audit Committee is then responsible for reviewing the transaction.  No transaction determined to be a Related Party Transaction will be approved or ratified if the transaction is contrary to the best interests of the Company.  In determining whether to approve or ratify a Related Party Transaction, the Audit Committee takes into account such factors as it deems appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

From January 1, 2018 to the date of this Proxy Statement, there have not been any transactions subject to the Company’s Related Party Transactions Policy or of the type described in Item 404 of Regulation S-K, and currently no such transactions are proposed.

CORPORATE GOVERNANCE

The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company’s stockholders by clearly outlining the Company’s duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Board and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company’s corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

Information on the Company’s corporate governance practices is available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.  The information on the website includes the Company’s Corporate Governance Principles, the charters of the Company’s Committees, and the Company’s Standards of Business Conduct, which includes a code of ethics applicable to the officers responsible for financial reporting, the Chief Executive Officer (Principal Executive Officer) (“CEO”), Chief Financial Officer (Principal Financial Officer) (“CFO”), Chief Accounting Officer (Principal Accounting Officer) and Controller.  Due to the geographical dispersion of our directors, the directors’ attendance at the Annual Meeting of Stockholders is encouraged, but we have no formal policy that requires attendance.  None of the non-employee directors attended the Company’s 2019 Annual Meeting of Stockholders.

Corporate Social Responsibility and  Governance Highlights

The Board and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation.  In furtherance of our commitment to maintaining good corporate governance, in 2019, among other things, we undertook a comprehensive review and refreshment of our corporate governance documents, practices and policies, as summarized below:

•
We recommended and our stockholders elected Mr. Emanuel P.N. Hilario, a new director in 2019, and Ms. Haydee Ortiz Olinger, who was first appointed to the Board in 2018, enhancing the breadth and depth of the skills, experience and diversity of our Board.

•	We undertook an in-depth review of our By-Laws, Board committee charters and Corporate Governance Principles, which we amended and updated to reflect best practices.
•	We revised our Standards of Business Conduct and Code of Ethics:
o
To update the provisions relating to the reporting and enforcement of compliance violations, compliance with applicable laws and regulations in foreign jurisdictions, acceptance and solicitation of gifts, and conflicts of interest.

o	To include language regarding the Company’s commitment to deal fairly with all stakeholders.
o	To re-affirm our commitment to equal opportunity employment and our zero tolerance for sexual and other forms of harassment.
•	We amended our Employee Handbook:
o	To include an Ethical Business Practices Whistleblower Policy.
o	To update the Anti-Discrimination and Anti-Harassment Policy such that the policy complies with recent changes to New York law regarding sexual harassment prevention.
•	We established an anonymous Compliance Hotline for employees to report concerns about potential violations of law or Company policy.
•	We updated our stockholder communications policy to permit e-mail correspondence and reflect other best practices.
•	We revised our Insider Trading Policy to prohibit the hedging and pledging of Company securities, selling short or otherwise engagement in speculative practices with respect to Company securities.

The Board will seek to continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current committee charters, Corporate Governance Principles, Standards of Business Conduct and Code of Ethics and stockholder communications policy under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.  For a more detailed discussion of the types of transactions involving Company securities that are prohibited by our Insider Trading Policy, see the section titled “Prohibition on Hedging and Pledging” in the Compensation Discussion and Analysis.

In addition to the measures, initiatives and changes undertaken in 2019, our governance documents, practices and policies include or reflect the following, among other things:

•	The Board meets in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and following all Audit Committee meetings.
•	The Board has full access to our senior management, who attend our regularly scheduled Board meetings, and to outside advisors, as the Board or the Committee determines necessary.
•	The Compensation and Corporate Governance Committee oversees an annual performance evaluation of the Board and each Board Committee.
•	We regularly engage with our stockholders and solicit their feedback on our corporate governance and pay practices.

Additionally, we are working to implement sustainable business practices that minimize harm and maximize benefit to the environment.  For instance, we have resolved to use sustainable materials in our products to the extent available and possible in furtherance of our commitment to supply chain responsibility.  We intend to develop a sustainability plan and to evaluate the appropriate reporting framework and financial metrics to use to assess our sustainability efforts going forward.

Standards of Business Conduct and Code of Ethics

To ensure the highest levels of business ethics at the Company, the Company maintains Standards of Business Conduct and Code of Ethics (the “Standards”), which apply to the Company’s directors, officers and employees.  The Standards provide an overview of the Company’s policies related to employee conduct in the workplace, regulatory compliance and investigations; the Company’s relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards.  In addition, the Standards promote honest and ethical conduct on the part of the Company’s officers who are responsible for financial reporting, including the CEO and CFO.  The Standards mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations, and promptly report any possible violation of the Standards.  The Standards require these individuals to promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications.  They set forth standards for accounting practices and maintenance of records.  Individuals who fail to observe the terms of the Standards may face disciplinary action, including possible employment termination.

We will disclose on our website any amendment to or waiver of a provision of the Standards as may be required and within the time period specified under applicable Nasdaq and SEC rules.  The Standards are available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.

Board Leadership Structure and Independence

At present, the Board has chosen to combine the positions of Chairman of the Board and CEO of the Company, with Mr. Shuldman serving in both capacities.  Although the Company had separated the roles of Chairman and CEO in the past, the Board subsequently determined, and continues to believe, that the most effective leadership structure for the Company is to combine these responsibilities, as it is more productive and efficient to have one person serve in both capacities given the size of the Company.  The Board believes this structure avoids duplication of efforts and promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, greater accountability for the Company’s performance and clearer communication of the Company’s business and long-term strategies with management, customers and stockholders.  Moreover, the Board believes that combining the Chairman and CEO positions does not impede independent oversight.
The Board believes it is important to retain the organizational flexibility to determine whether the roles of Chairman and CEO should be separated or combined in one individual.  While there may be circumstances in which an independent Chairman is appropriate, the Board currently believes that our CEO is the individual with the necessary experience, insight, commitment and support of the other Board members to carry out effectively the role of Chairman.  Nevertheless, depending upon the circumstances, the Board could determine to separate the roles of Chairman and CEO in the future, as the Board reexamines its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.
The Board has affirmatively determined that all of our directors except for Mr. Shuldman, and all of the members of the Audit Committee, Nominating Committee and Compensation and Corporate Governance Committee, are “independent” within the meaning of the Nasdaq independence standards.  The Board has further determined that the members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that each member of the Compensation and Corporate Governance Committee is an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.  In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.  As discussed under “Board Meetings and Executive Sessions” below, the Company has not designated any of the independent directors as a “lead director” because all of the Committee Chairs are independent and due to the small size of the Board.

Board’s Role in Risk Oversight

Identification and management of risk are an integral part of our corporate governance practices.  Senior management is responsible for assessing and managing the various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs.  These include the Standards, robust product quality standards and processes, and a comprehensive internal and external audit process.  Management communicates routinely with the Board, the Board committees and individual directors on the significant risks identified and how they are being managed.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the overall approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through its four committees, each of which examines various components of enterprise risk as part of its responsibilities.  The Compensation and Corporate Governance Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management.  The Nominating Committee manages risks associated with board independence and potential conflicts of interest.   In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.  The Board of Director’s role in risk oversight is consistent with our leadership structure, with the CEO, President and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.

Board Size

Our By-laws provide that the number of directors on the Board is determined by resolution adopted by the board of directors.  In establishing the appropriate number of directors, the Board along with the Compensation and Corporate Governance Committee considers (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of ensuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, it is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its committees can effectively perform their responsibilities.  Our Board is currently set at five directors.

Criteria for Membership on the Board

The Board and its Nominating Committee consider a number of different factors in selecting nominees for director.  Some of these factors, such as integrity, are applied uniformly to all prospective candidates.  Others, such as specific industry experience, may be adopted on a case-by-case basis by the Board and the Nominating Committee based on the Company’s business needs and makeup at the time a nomination is under consideration.  The Nominating Committee and the Board apply the same criteria to each candidate for the Board, regardless of whether the candidate is proposed by a stockholder or another source.  Specific criteria considered by the Nominating Committee and the Board include:

Independence.  The Board, in its Corporate Governance Principles and Committee charters, has established a policy that requires a substantial majority of the directors to be “independent” members of the Board, and only “independent” directors may serve on the Audit Committee, the Nominating Committee and the Compensation and Corporate Governance Committee.  The Nominating Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis.  The Board has determined that Messrs. John M. Dillon, Thomas R. Schwarz, and Emanuel P.N. Hilario and Ms. Haydee Ortiz Olinger are independent in accordance with the standards of Nasdaq and the Company’s criteria and that Mr. Shuldman, the Company’s Chairman and CEO, is not independent.  The Board applies the following criteria in determining independence, which criteria are derived from Nasdaq’s listing standards as well as additional requirements that are imposed on members of certain Board committees under the rules and regulations of the SEC and the Internal Revenue Service (the “IRS”):

•
Independent Judgment. The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director’s judgment.

•
Employment. The director must not have been an employee of the Company or any parent or subsidiary of the Company at any time during the past three years.  In addition, a member of the director’s immediate family (including the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director’s home other than a tenant or employee) must not have been an executive officer of the Company during the past three years.

•
Other Payments. Neither the director nor a member of his or her immediate family may have received compensation of more than $120,000 from the Company during any period of 12 consecutive months during the past three years, except for director fees, payments arising solely from investments in the Company’s securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans and compensation paid to a family member who is not an executive officer of the Company.

•
Auditor Affiliation. Neither the director nor a member of his or her immediate family may be a current partner of the Company’s independent registered public accounting firm or have been a partner or employee of the Company’s independent registered public accounting firm who worked on the Company’s audit at any time during the past three years.

•
Interlocking Directorships. Neither the director nor any member of his or her immediate family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company’s executive officers served on the compensation committee.

•
Transactions. Neither the director nor any member of his or her immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient’s annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company’s securities or paid under a non-discretionary charitable matching program).

•
Additional Standards for Audit Committee Members. Any director who serves on the Board’s Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership).  In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Overall Board Composition.  The Board believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company’s current and future business needs.

Personal Qualities.  Each director must possess certain personal qualities, including integrity, judgment and business acumen.  In addition, our Corporate Governance Principles provide that individuals will not be eligible for nomination to the Board after they reach the age of 75, except that that the Board may nominate a director who is 75 years of age or older for an additional term or terms due to special circumstances based on such director’s particular contributions and experience.

Diversity. Although the Board has not adopted a formal diversity policy, the Board and the Nominating Committee value diversity and consider diversity as a factor in identifying and evaluating director nominees.  The Company considers diversity in a broad sense in terms of differences of viewpoint, skills, professional experience, background and tenure, as well as diversity of race, gender, national origin and age.  The Board and Nominating Committee use their judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to high standards of Board service.

Commitments.  Each director must have the time and ability to make a constructive contribution to the Board.  While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate’s suitability.

Additional Criteria for Incumbent Directors.  During their terms, all incumbent directors on the Company’s Board are expected to attend Board and Committee meetings regularly, to stay informed about the Company and its business, to participate in discussions of the Board and its committees, to take an interest in the Company’s business and provide advice and counsel to the Company’s CEO, and to comply with the Company’s Corporate Governance Principles and other applicable policies.

Regulatory Requirements.  The Board must have directors who meet the criteria established from time to time by Nasdaq, the SEC, the IRS and other applicable regulatory entities for service on the Board and its committees.

Director Nomination Process

Under its charter, the Nominating Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

•
Establishing Specific Criteria. The Nominating Committee and the Board review the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

•
Identifying New Candidates. The Nominating Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications and (ii) who satisfy the other requirements for Board service.  In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources.  The Committee may also, but need not, retain a search firm in order to assist in these efforts.

•
Reviewing New Candidates. The Nominating Committee reviews the potential new director candidates identified through the process described above. This involves reviewing the candidates’ qualifications, responses to prospective director questionnaires, and conducting an appropriate background investigation.  The Committee may also select certain candidates to be interviewed by one or more Committee members.

•
Reviewing Incumbent Candidates. On an annual basis, the Nominating Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

•
Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board to submit for approval to the stockholders at the Annual Meeting.  This slate of candidates may include both incumbent directors and new nominees.  At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate’s qualifications.

•
Stockholder Recommendations Submitted to the Committee. Stockholders may also submit names of director candidates, including their own, to the Nominating Committee for its consideration.  The process for stockholders to use in submitting suggestions to the Nominating Committee is set forth in our Policy Regarding Security Holder Communications with the Board of Directors, which is available on our website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance.  Candidates who are recommended to the Board by stockholders are evaluated in the same manner as recommendations received from other sources.

Board Meetings and Executive Sessions

The Board holds regular quarterly meetings, as well as periodic special meetings.  In 2019, the Board held eight meetings.  Each director attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings and their average attendance was 99% during 2019.

Our independent directors meet in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and following all Audit Committee meetings.  In addition, independent directors may convene additional executive sessions at any time.  The executive sessions are led by the Chair of the Committee responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters).  When the subject matter at issue does not fall within one Committee’s responsibilities, the Chair of the Compensation and Corporate Governance Committee presides.  For this reason, and because of the small size of the Board, the Company has not designated any of the independent directors as a “lead director.”

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

Each Committee is composed entirely of independent directors and operates under a written charter.  The Chair of each Committee is selected by the Board.  Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present.  Each Committee is authorized to retain its own outside counsel and other advisors as it determines are necessary to fulfill its duties and responsibilities.

Charters for the Audit Committee, the Compensation and Corporate Governance Committee, and the Nominating Committee are available on the Company’s website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance. A brief summary of the committees’ responsibilities follows:

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.  Messrs. John M. Dillon, Thomas R. Schwarz and Emanuel P. N. Hilario and Ms. Haydee Ortiz Olinger serve as the members of the Audit Committee, with Mr. Dillon serving as Chair.  The Board has determined that each member of the Audit Committee is an independent director under the standards of Nasdaq and the SEC and meets the financial literacy requirements of Nasdaq.  In addition, the Board has determined that Mr. Dillon is an “audit committee financial expert” as defined under the rules of the SEC.  The Audit Committee met six times during 2019.

Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee oversees the hiring and termination of all executive officers of the Company, the Company’s corporate governance practices, CEO performance review and succession planning, director compensation, Board and Compensation and Corporate Governance Committee performance evaluations, stockholder communication matters, the design and management of the executive compensation programs, and the philosophy and programs for all employee compensation and benefit programs worldwide.  The Compensation and Corporate Governance Committee is responsible for determining the compensation (including salary, bonus, equity-based grants, and any other long-term cash compensation) for the Company’s CEO and our other senior executives.  The Compensation and Corporate Governance Committee is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Emanuel P. N. Hilario and Ms. Haydee Ortiz Olinger, with Mr. Schwarz serving as Chair.  The Board has determined that each member of the Compensation and Corporate Governance Committee is an independent director under the standards of Nasdaq and the SEC.  The Compensation and Corporate Governance Committee met four times during 2019.

Nominating Committee. The Nominating Committee assists the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination as directors.  The Nominating Committee is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Emanuel P. N. Hilario and Ms. Haydee Ortiz Olinger, with Ms. Olinger serving as Chair.  The Board has determined that each member of the Nominating Committee is an independent director under the standards of Nasdaq and the SEC.  The Nominating Committee met four times during 2019.

Executive Committee. The Executive Committee meets between scheduled meetings of the Board and has the power and authority of the Board, except as limited by the Company’s By-Laws.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Emanuel P. N. Hilario and Ms. Haydee Ortiz Olinger.  The Executive Committee did not meet during 2019.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board currently consists of five directors and is divided into three classes.  Each class of directors is elected by the holders of the Company’s common stock to serve a staggered three-year term.  At the Annual Meeting, two individuals are to be elected to hold office as directors until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.  The nominees for election are Thomas R. Schwarz and Bart C. Shuldman.  Both Mr. Schwarz and Mr. Shuldman have been directors of the Company since its formation in June 1996.

Should the nominees become unavailable, which is not anticipated, the shares represented by the enclosed proxy card will be cast for a substitute candidate as may be designated by the Board, or in the absence of such designation, in such other manner as the Board may determine in its sole discretion.  Alternatively, in such a situation, the Board may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

Information Concerning Our Director Nominees

Thomas R. Schwarz, 83, has been a director of the Company since its formation in June 1996 and was Chairman of the Board from June 1996 to February 2001.  Mr. Schwarz was Chairman and Chief Executive Officer of Grossman’s Inc., a retailer of building materials, from 1990 until his retirement in 1994.  From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin’ Donuts Incorporated, a food service company.  Mr. Schwarz is a director of Tanaka Growth Fund and another privately held company.  Mr. Schwarz graduated from Williams College in 1958 and Harvard Business School in 1964.

Our Corporate Governance Principles provide that individuals will not be eligible for nomination to the Board after they reach the age of 75, except that that the Board may nominate a director who is 75 years of age or older for an additional term or terms due to special circumstances based on such director’s particular contributions and experience.  On the recommendation of the Nominating Committee, the Board nominated Mr. Schwarz as a director nominee based on his extensive experience and contributions to TransAct, which are especially relevant and necessary in order to respond to the challenges facing the Company’s business in light of the transition of the business focus to BOHA! and the ongoing COVID-19 pandemic.  In addition, waiving the retirement age requirement for Mr. Schwarz allows leadership continuity on the Board during this time, and on the Compensation and Corporate Governance Committee, which he chairs. Due to Mr. Schwarz’s central role on the Board and its committees, we believe that his continued service on the Board is in the best interests of the Company and our stockholders.

Mr. Schwarz’s qualifications for election to the Company’s Board include public company leadership experience as President and Chief Operating Officer of Dunkin’ Donuts Incorporated and outside board experience as a director of Dunkin’ Donuts Incorporated, Grossman’s Inc., and The Tanaka Growth Fund.  He has been a director of the Company since its inception and is Chairman of the Compensation and Corporate Governance Committee.  From his past executive positions, Mr. Schwarz brings to our Board his extensive executive experience and knowledge of operating and managing complex operating companies.  Mr. Schwarz has consented to be named in this Proxy Statement and to serve if elected.  If elected, Mr. Schwarz’s term as a director of the Company would expire at the 2023 Annual Meeting of Stockholders.

Bart C. Shuldman, 63, has been Chief Executive Officer and a director of the Company since its formation in June 1996 and has been Chairman of the Board since February 2001.  Mr. Shuldman also served as the Company’s President from 1996 until June 2010.  Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec, and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996.

Mr. Shuldman’s qualifications for election to the Company’s Board include public company leadership experience as CEO of the Company since its inception and board experience as a director and currently Chairman of the Board of the Company.  Mr. Shuldman is also a director of a privately-held company.  Mr. Shuldman brings to our Board his experience and knowledge of our business derived from his current position as CEO.  Mr. Shuldman has consented to be named in this Proxy Statement and to serve if elected.  If elected, Mr. Shuldman’s term as a director of the Company would expire at the 2023 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THOMAS R. SCHWARZ AND BART C. SHULDMAN AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM.

Information Concerning Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders

John M. Dillon, 70, has been a director of the Company since 2011. Mr. Dillon is currently the CEO of Aerospike, the world’s first flash-optimized database and the fastest database at scale.  Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009 to 2014.   He served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002 to 2008.  Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions.  He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation.  Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University.  He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

Mr. Dillon’s qualifications for election to the Company’s Board include private company leadership in his current CEO role at Aerospike and in his previous CEO roles as previously discussed.  Mr. Dillon is a former director at Intacct Corporation and Centerpointe Community Bank and has also served as director of several other companies.  From his past executive and director positions, Mr. Dillon brings to our Board his extensive executive experience and knowledge operating and managing complex software and technology companies.

Information Concerning Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders

Haydee Ortiz Olinger, 62, was appointed to the Board as a director of the Company on July 27, 2018.  Ms. Olinger has served as a Senior Advisor for BarkerGilmore LLC, a consulting firm specializing in recruiting, advising and coaching for legal and compliance talent, since September 2017. Ms. Olinger served in senior management roles for more than twenty years at the McDonald’s Corporation, most recently as Global Chief Compliance and Privacy Officer from 2002 to 2015, during which time she successfully developed and implemented best in class compliance and ethics programs.  Ms. Olinger earned both her Juris Doctor and Bachelor of Science in Management and Business Administration degrees at DePaul University.  Additionally, she earned a Master of Science in Leadership and Business Ethics at Duquesne University.

Ms. Olinger’s qualifications for election to the Company’s Board include extensive global restaurant industry experience.  She currently serves on the board of DePaul University Institute of Business and Professional Ethics, is the former chairperson of the Illinois Lottery Control Board and has also served on the boards of the Society of Corporate Compliance and Ethics/Healthcare Compliance Association (Minnesota) and the National Hispana Leadership Institute (Virginia).  From her past executive and director positions, Ms. Olinger brings to our Board her extensive operational and legal experience and knowledge in the restaurant industry.

Emanuel P. N. Hilario, 52, currently serves as a director and as President and Chief Executive Officer of The ONE Group Hospitality, Inc. (NASDAQ: STKS), parent to the STK steakhouse chain, in which roles he has served since April 10, 2017 and October 30, 2017, respectively.  Prior to becoming the President and Chief Executive Officer of The ONE Group Hospitality, Mr. Hilario had served as Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop, from February 2015 to October 2017.  Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. (formerly listed on The Nasdaq Global Market under the symbol “BAGL”) from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013.  He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. (formerly listed on The Nasdaq Global Market under the symbol “MSSR”) from April 2004 through May 2009 and also served on its board of directors from May 2007 to July 2009.  For the preceding four years, Mr. Hilario served as Chief Financial Officer of Angelo and Maxie’s, Inc., where he managed the day-to-day operations of the Angelo and Maxie’s steakhouse concept from 2002 to 2004.  Mr. Hilario began his career at McDonald’s.  Since 2013, Mr. Hilario has served on the board of the Denver Public School Foundation, a nonprofit organization.  He received a Bachelor of Science and Commerce degree in accounting from Santa Clara University in 1990.

Mr. Hilario’s qualifications for election to the Company’s Board include extensive global restaurant industry experience.  From his past executive and director positions, Mr. Hilario brings to our Board his extensive operational, financial and accounting experience and knowledge in the restaurant industry.

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2020 fiscal year.  This selection is being presented to the stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company’s formation in 1996.  In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.  No director or executive officer of the Company has any direct or indirect substantial interest, whether by security holdings or otherwise, in the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company’s 2020 fiscal year.

A representative of PricewaterhouseCoopers LLP is expected to be present during the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services (the “Pre-Approval Policy”).  The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.  The Pre-Approval Policy requires the specific pre-approval of all other permitted services.  For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company.  In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting.  The Pre-Approval Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company.  The Audit Committee monitors compliance by management with the Pre-Approval Policy by requiring management, pursuant to the Pre-Approval Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S SERVICES AND FEES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.  Accordingly, the Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company.  In addition, the Audit Committee has procedures in place for the pre-approval by the Audit Committee of all services provided by PricewaterhouseCoopers LLP.  These pre-approval procedures, as amended, are described above under “Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm.”

The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for the years ended December 31, 2019 and 2018 are as follows:

	2019	2018
Audit Fees (1)	$581,520	$512,475
Audit-Related Fees (2)	-	25,000
Tax Fees (3)	3,751	3,575
All Other Fees (4)	2,900	2,718
Total Fees for Services Provided	$588,171	$543,768
________
(1)
Audit Fees consist of fees related to: (i) the annual audit of the Company’s financial statements, (ii) reviews of the Company’s quarterly financial statements, and (iii) statutorily required audits for the Company’s UK subsidiary.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Tax Fees consist of fees for the preparation of tax returns for our UK subsidiary.

(4)	All Other Fees include software license fees for the use of a web-based accounting research tool and financial statement disclosure tool.

The Audit Committee has considered whether the provision of the above services, other than Audit Fees, is compatible with maintaining the auditors’ independence and has determined that, in its opinion, they are compatible.  All of the above services during the year ended December 31, 2019 were either approved by the Audit Committee or were performed pursuant to pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal controls over financial reporting and quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.

Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and for issuing reports about those financial statements.  The Audit Committee meets with the independent registered public accounting firm, the Chief Executive Officer and the Chief Financial Officer of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls over financial reporting, the financial statements contained in the Company’s Annual Report to Stockholders and other related matters.  Separate meetings are held with the independent registered public accounting firm and management.

In connection with its duties, the Audit Committee has taken the following actions:

•	It has reviewed and discussed the audited financial statements, as well as the assessment of internal controls over financial reporting, with management.

•
It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence as required by applicable legal requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm matters relating to their independence.

•
Based on its review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

John M. Dillon, Chair Emanuel P. N. Hilario Haydee Ortiz Olinger
Thomas R. Schwarz

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we seek your advisory vote on the compensation of the Company’s named executive officers as described in this Proxy Statement, including the information provided in the Section entitled, “Executive Compensation,” which includes our “Compensation, Discussion and Analysis,” and tabular and narrative disclosures regarding the compensation of our named executive officers. We ask that you support the compensation of our named executive officers as disclosed herein. Your vote is advisory, and therefore non-binding, but whatever the outcome of the vote, the Compensation and Corporate Governance Committee (the “Compensation Committee”) and the Board will review the results carefully and take the results into account in future compensation decisions. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders’ long-term interests.
We believe that our programs are currently structured in the best manner possible to sustain our organizational and strategic goals, as well as to support our unique culture. Elements of our compensation program and philosophy include:

•	Seeking alignment between short-term incentive metrics such as EBITDA and stock price and stockholder value over the long term.

•	Regular review of our executive compensation programs by our independent Compensation Committee and engagement of an independent compensation consultant, as necessary or appropriate.

•
Monitoring our programs against other companies in the marketplace with whom we compete for talent and against whom we measure our success, noting in particular that this group of companies may change rapidly as the Company experiences its own growth.

•
Engaging in rigorous talent reviews of our senior executives to ensure they remain committed to the Company’s short and long-term goals, developing or obtaining the skills to manage in the current economy and preparing for the inevitable succession that naturally occurs in any organization.

•	Maintaining conservative benefit programs primarily directed and offered to all employees.

•	Providing executive officers nominal perquisites.

Stockholders are being asked to vote on the following resolution:

RESOLVED: That the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee.  However, the Board values stockholders’ opinions and the Board and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

We currently hold an annual advisory vote on the compensation of our named executive officers and anticipate that we will hold our next advisory vote at our 2021 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2014 EQUITY INCENTIVE PLAN

The Board of Directors has unanimously adopted and recommends that the stockholders consider and approve an amendment and restatement of the Company’s 2014 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock which may be subject to awards granted under the Plan by 800,000 shares from its current level of 1,400,000 to 2,200,000.  The amended and restated Plan also reflects other amendments summarized below.

The purpose of the Plan is to provide a way for the Company to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Company.  By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company, the Plan is expected to serve the best interests of the Company and its stockholders.

The Plan currently authorizes the issuance of up to 1,400,000 shares of common stock pursuant to awards granted under the Plan.  As of March 30, 2020, 897,418 stock options to purchase common stock have been granted and were outstanding, 119,350 restricted stock units have been issued and were outstanding, and 221,443 shares of common stock have been issued pursuant to the exercise of stock options or the vesting of other stock awards granted under the Plan (21,498 performance-based awards were also granted but were cancelled as the performance target was not attained).  Therefore, only 140,291 shares were available for future grant under the Plan as of March 30, 2020.

To assure that sufficient shares are available to provide incentives to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company’s future growth and continued success, and to attract new employees, the Board of Directors has voted to adopt this amendment to the Plan, and is now presenting it for stockholder approval.  The amendment increases by 800,000 shares, to 2,200,000 shares, the number of shares of common stock which may be issued pursuant to awards granted under the Plan.  The maximum number of future shares that may be issued under the Plan, as amended, represents approximately 12.5% of the total number of shares of the Company’s common stock outstanding on March 30, 2020, excluding treasury shares.  The closing price of the Company’s common stock on March 30, 2020 was $3.35 per share.

OTHER AMENDMENTS TO THE PLAN

In addition to the increase in the share reserve, the Plan, as amended and restated, also reflects the following amendments:

•
Eliminates liberal share recycling – the Plan provides that (i) shares withheld in satisfaction of tax withholding obligations and the exercise price of an award will no longer be available for awards under the Plan and (ii) gross shares subject to an SAR will be counted against the share reserve

•	Implements a one-year minimum vesting requirement for all awards granted under the Plan subject to a carve-out equal to 5% of the total share reserve
•	Provides that dividends and dividend equivalents will not be paid with respect to unvested awards
•	Permits withholding of shares at a rate in excess of the statutory minimum if permitted by the Administrator
•
Reflects certain changes in light of the Tax Cuts and Jobs Act to eliminate language in the Plan that was included to allow us to qualify certain compensation as “performance-based compensation” under Section 162(m) of the Internal Revenue Code; however, performance measures and individual annual award limits have been maintained, with an increase in the limit on cash awards to $1,500,000 to account for the Company’s grant under the Plan of both annual cash incentive awards and, effective for 2019, long-term cash incentive awards

A discussion of the material features of the Plan follows, which discussion is subject to and qualified by the complete text of the Plan, as amended and restated, a copy of which is attached to this Proxy Statement as Exhibit I.

DESCRIPTION OF THE PLAN

The purpose of the Plan is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.  If the amendment is approved, the Plan will increase by 800,000 shares to a maximum of 2,200,000 shares of common stock that may be delivered in satisfaction of awards made under the Plan.  In 2018 and 2019, the Company made equity awards under the Plan totaling 184,700 shares and 231,300 shares, respectively.  The Company estimates that the additional 800,000 shares under the Plan amendment will provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for approximately three years, which the Board determined to be sufficient to provide flexibility to attract and retain directors, executives and other employees with equity incentives.

The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or “SARs”, granted to any person in any calendar year will each be 500,000.  The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000 shares.  The maximum amount payable to any person in any year in the case of an award denominated in cash will be $750,000.  In the event of a stock dividend, stock split or other change in our Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator (as defined below) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change.  The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Administration.  The Compensation and Corporate Governance Committee will administer the Plan.  The term “Administrator” is used in this Proxy Statement to refer to the person (the Committee and its delegates) charged with administering the Plan.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for awards; grant awards, determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan are conclusive and bind all parties.  Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units (including restricted stock units), performance awards and cash awards.

Eligibility.  Participation is limited to those key employees and directors, as well as consultants and advisors, who are selected by the Administrator to receive an award.  As of March 30, 2020, there were five directors, six executive officers and 120 employees eligible to participate in the Plan.

Stock Options.  The Administrator may from time to time award options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price.  Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”.  Eligibility for ISOs is limited to employees of the Company and its subsidiaries.  The exercise price of a stock option cannot be less than the fair market value of the common stock subject to the stock option at the time of grant.  The Administrator determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.  The maximum term of stock options and SARs granted under the Plan cannot exceed ten years.

Stock Appreciation Rights.  The Administrator may grant SARs under the Plan.  An SAR entitles the holder upon exercise to receive an amount, payable in shares of common stock, equal to the excess of the fair market value of the shares of common stock subject to the SAR over the fair market value of such shares at the date of grant.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met.  Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have the right to vote the shares and, if provided for by the Administrator, to receive dividends to the extent the restricted stock vests.  Other awards under the Plan may also be settled with restricted stock.  The Plan also provides for awards of stock units, which are unfunded and unsecured promises to deliver common stock or cash (measured by the value of common stock) in the future.  Stock units may be restricted, meaning that the delivery of common stock or cash with respect to the stock unit is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards.  The Administrator may also make awards subject to the satisfaction of specified performance criteria.  The performance criteria used in connection with a particular performance award will be determined by the Administrator.  Unless otherwise determined by the Administrator, the Administrator will use objectively determinable measures of performance that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any financial, strategic or other criteria as may be determined by the Administrator.  The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

General Provisions Applicable to All Awards.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution.  During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.  Shares delivered under the Plan may consist of either authorized but unissued shares or treasury shares.  The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Change in Control. In the event of a change in control of the Company, each award requiring exercise will become fully exercisable, the restrictions (including service-based and performance-based restrictions) on each outstanding share of stock and each outstanding stock unit will lapse, and the delivery of shares of stock deliverable under each outstanding award of stock units will, to the extent consistent with the deferred compensation rules under Section 409A of the Internal Revenue Code, be accelerated and such shares will be delivered, prior to the transaction, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, following exercise of the award or the delivery of the shares, as the case may be, to participate as a stockholder in the transaction.

For purposes of the foregoing, a “change in control” of the Company will be deemed to occur upon  any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company’s assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power” means ordinary voting power for the election of directors of the Company.

After the foregoing change in control vesting and acceleration provisions, if applicable, have been given effect, awards that are not assumed and that involve restricted stock or the future delivery of stock will terminate upon a change in control (or other corporate transaction or series of transactions) in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding stock, or a sale or transfer of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company.  The Administrator may, but need not, provide for a substitution or assumption of awards or a cash-out of awards in connection with any such transaction, or for acceleration even where acceleration is not otherwise required, on terms specified in the Plan.

Amendment.  The Administrator may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards.  The Administrator may not, however, alter the terms of an award so as to affect adversely the participant’s rights under the award without the participant's consent, unless the Administrator expressly reserved the right to do so at the time of the award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Internal Revenue Code and applicable stock exchange requirements), as determined by the Administrator.

NEW PLAN BENEFITS

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees and other eligible participants are discretionary and are therefore not determinable at this time.   In February 2019, the Compensation Committee awarded grants to Mr. Shuldman, Mr. DeMartino, Mr. Brooks, Mr. Hoffman and Mrs. Chernay of stock awards to purchase or convert on a one-to-one basis 130,300, 46,000, 5,000, 5,000 and 5,000 shares, respectively.  The vesting terms of the grant of stock options are outlined in the table entitled “Grants of Plan-Based Awards in 2019.”  For further details on the compensation plan implemented see the “Executive Compensation” section below.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, vesting of awards, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2019.  This table does not take into account the additional shares requested under the amended and restated Plan, subject to shareholder approval.

Plan category	(a) Number of securities to be issued upon exercise outstanding stock awards, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan	363,500	$9.18	-
2014 Equity Incentive Plan	869,543	8.29	332,541
Total	1,233,043	$8.56	332,541

FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Plan and is based on the Internal Revenue Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security, employment or foreign tax consequences, which may be substantially different.

Awards of Shares; Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the amount received on the disposition of the shares, and the amount taken into income as a result of the Section 83(b) election plus the purchase price, if any. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of a restricted stock unit. Generally, if a restricted stock unit is designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount.

Performance Share/Unit Awards; Stock Appreciation Rights (“SARs”). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and/or the fair market value of the shares received upon settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of an SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Nonstatutory Stock Options (“NSOs”). A participant generally is not taxed upon the grant of an NSO, unless the NSO has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NSO in an amount equal to the difference between the NSO exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is greater than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options (“ISOs”). A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following ISO exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant may recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Internal Revenue Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments. The terms of the agreement evidencing an award under the Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions in Section 280G of the Internal Revenue Code (“Section 280G”). Under Section 280G, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations occur with respect to awards granted under the Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions, although the amount of such parachute payments may be cut back in order to avoid making excess parachute payments.

Withholding. A participant may pay all or a portion of the tax withholding obligation at the minimum statutory withholding rates (or at any greater as a participant may elect, as permitted by the Administrator, or as the Administrator may direct) arising in connection with the receipt or vesting of shares or the exercise of a stock option or SAR by electing to have the Company withhold shares of common stock having a fair market value equal to such amount.

Potential Limitation on Company Deductions. Under Section 162(m), certain remuneration in excess of $1 million may be nondeductible if paid to any "covered employee" of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer, its other named executive officers, and certain former named executive officers in the year that the compensation is paid).

VOTE REQUIRED

Approval of the amendment and restatement of the 2014 Equity Incentive Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2014 EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the philosophy, approach, and elements used by us and the Compensation Committee of our Board, which is composed entirely of independent directors of the Company, to define, manage, and review the compensation paid to our executives.  Our philosophy and approach to executive compensation apply to all executive officers of the Company, including those executives designated as named executive officers (“NEOs”).  The Company’s NEOs are the CEO, CFO and each of the other three most highly compensated officers.

Impact of COVID-19

While we are pleased with our performance and accomplishments in 2019, we have been and expect to continue to be  impacted by the unprecedented circumstances created by the COVID-19 outbreak. The industries in which we operate—namely, food service technology and casino and gaming—have been disrupted by the COVID-19 pandemic, which management believes has contributed to the recent volatility in the global financial markets. In just the first quarter of 2020, TransAct’s common stock traded as high as $11.25 per share, and as low as $3.11 per share.

As previously reported, we have taken steps to mitigate the impact of the outbreak.  Bart Shuldman, the Chairman and CEO of the Company, informed the Board that he would voluntarily forego 10% of his base salary.  The Board, acting upon the recommendation of management, approved the implementation of an across-the-board 10% wage reduction for salaried, non-commissioned employees, including the Company’s other NEOs.  Mr. Shuldman indicated that the voluntary reduction in his salary would continue for so long as such across the-board wage reduction is in place.  In connection therewith, each non-employee member of the Board agreed to forego 10% of his or her cash retainer fees payable for Board service for so long as the employee wage reduction remains in place. Additional measures taken to mitigate the impact of COVID-19 include the furlough of approximately 10% of the Company’s workforce and reductions across all discretionary expenditures wherever possible.  In support of our customers, we began offering our BOHA!™ Checklist and Timer software applications free-of-charge to restaurants amid the COVID-19 pandemic. The BOHA! Checklist and Timer software applications help restaurant employees monitor and adhere to stringent cleaning and cooking processes, which is essential in this time of heightened caution and reduced workforces.

The Board and the Compensation Committee continue to actively monitor the effects of the COVID-19 pandemic on the economy, the trading markets for equity securities and our operations and future results, including the additional demands placed on our NEOs and employees to meet the challenges that COVID-19 poses to the Company, our employees and our stockholders.  The Compensation Committee will further review compensation determinations for 2020 once it has the opportunity to fully understand the impact of the pandemic on our business.  After this evaluation, the Compensation Committee will take these unusual circumstances into account in determining the nature and composition of compensation for the NEOs for 2020.  We note that this Compensation Discussion and Analysis focuses on our 2019 executive compensation program.

Philosophy and Objectives of the Compensation Program

The philosophy behind our executive compensation program is premised on the belief that our compensation should be primarily performance-based and should be competitive with other similarly-sized companies in similar industries.  The primary objectives of our compensation program are to:

•	Attract, engage, retain, and reward executive officers;
•	Motivate employees and encourage individual initiative and effort;
•	Help to achieve key business objectives and attain Company goals; and
•	Align executives’ interests closely with those of the Company and its stockholders to drive long term sustainable earnings growth.

Our executive compensation program principally includes base salary, an annual incentive cash performance bonus and equity incentive awards.  The Compensation Committee believes that each element of the total compensation program helps to ensure that the efforts of our executive officers support the creation of stockholder value by focusing on short-term and long-term performance goals, promoting retention of Company stock and an ownership mentality, and linking individual performance to the Company’s overall performance.  The Committee retains its discretion to modify the compensation program elements in response to the needs of the Company.  Except as otherwise prohibited by law or the Company’s organizational documents, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys.  Although we perform periodic reviews of salary surveys and occasionally use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level.  This information is used as a market check and as one data point in reviewing our executive compensation program.

The Compensation Committee reviews Company executive officer compensation and performance data to determine whether the Company’s executive compensation program is competitive and reasonable.  The Compensation Committee, on occasion, meets with the CEO and CFO to obtain recommendations with respect to the Company’s compensation programs, practices and packages for the other executive officers, senior managers and other employees.  Our CEO and CFO, with the assistance and support of the human resources department, provide recommendations regarding the design of the Company’s compensation program to the Compensation Committee.  The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation.

During 2018, the Compensation Committee retained Compensation Advisory Partners, an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Company’s total compensation program for the Company’s CEO and CFO.  Compensation Advisory Partners’ work included a review of total compensation paid to the Company’s CEO and CFO, assessing their compensation relative to individuals holding similar positions at companies in similar industries and size and providing market-based compensation data for base salaries, annual cash incentive awards and long-term equity awards for the CEO and CFO.

Compensation Advisory Partners used two sources to develop their recommendations to the Compensation Committee.  The first source was Towers Watson’s 2015 CSR General Industry Top Management Compensation Survey Report-U.S. which is based on the responses of 410 organizations, both publicly and privately held, reporting data on 7,374 incumbents.  Of the 410 organizations surveyed by Towers Watson, Compensation Advisory Partners used benchmarking data from those companies with reported annual revenue of approximately $70 million.  The second source was Compensation Advisory Partners’ own proprietary database of public general industry companies, excluding financial service companies, using benchmarking data from those companies that have annual revenue between $30 million and $175 million and a market capitalization between $30 million and $175 million.  This benchmarking data resulted in the use of 62 companies for the CEO position and 53 companies for the CFO position.

Beginning in 2019, based on the review conducted by Compensation Advisory Partners, the Compensation Committee revised the elements of the Company’s annual and long-term incentive compensation programs to further align the Company’s CEO and CFO annual incentive compensation with the goal of building stockholder value.

The Compensation Committee similarly engaged Compensation Advisory Partners in 2017 in connection with the review of the compensation of our directors, as discussed below under “Director Compensation for Fiscal Year 2019.”

Compensation Advisory Partners did not advise management of the Company, and neither Compensation Advisory Partners nor its affiliates received any compensation from the Company for services other than those performed for the Compensation Committee.  The Committee reviewed the independence of Compensation Advisory Partners and concluded that no conflict of interest was raised by the services provided by Compensation Advisory Partners.

Elements of the Company’s Compensation Program

The principal elements of the Company’s 2019 compensation program were (i) base salary, (ii) an annual incentive cash bonus and (iii) long-term incentive awards, which consisted 70% of long-term equity incentive awards and 30% of a performance-based long-term cash incentive award.

Base Salary: In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, external market data and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill.  Base salary for each executive is reviewed on an annual basis as part of our Company-wide merit review process.  The amount of any merit increase to an executive’s base salary is determined based on a combination of the current position of the executive’s pay against market data and the executive’s performance and results during the past year.  Our CEO is responsible for assessing the performance of each executive reporting to him.  Our Compensation Committee assesses the performance of our CEO.

Annual Incentive Cash Bonus:  We have historically maintained an annual incentive cash bonus program for all executive officers, except for those who receive sales commissions, which provides our executives with the opportunity to receive performance bonuses in the form of cash upon the attainment of certain annual financial objectives, as well as performance and business objectives.  The incentive bonus opportunity is designed to be a significant portion of executive compensation in order to create and maintain a strong incentive for our executives to achieve or exceed our business strategic and annual financial objectives.  Fifty percent of each executive’s Target Bonus (as defined below) is based on achievement of a specified level of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and fifty percent is based solely on achievement of specific individual strategic performance and business objectives.

To ensure alignment of compensation with our business objectives, our CEO and other executive officers establish specific quantitative and qualitative performance metrics for our business each fiscal year.  These performance metrics as used for incentive bonus targets are then reviewed and approved by our Compensation Committee.  The metrics are aligned with our strategic and annual business plans and are reviewed by our Board and Compensation Committee.  For 2019, the quantifiable metric of our annual incentive bonus program consisted of a target level of EBITDA of $4,800,000, excluding the effect of external acquisition related expenses and certain legal fees (the “EBITDA Target”).  The threshold and maximum EBITDA performance metrics set forth in the incentive bonus program by our Compensation Committee were $3,600,000 and $11,400,000, respectively, excluding the effect of external acquisition related expenses and certain legal fees.

Our executive officers, except for those that receive sales commissions, participate in the incentive bonus program.  Each of our NEOs participates in the incentive bonus program, with the exception of Ms. Chernay, who is eligible to earn sales commission on our casino and gaming annual sales.  Bonuses are paid under the incentive bonus program only if the Company meets the specified quantifiable performance objectives and/or the executive meets specified individual strategic performance and business objectives.  The incentive cash bonus that any particular executive is eligible to earn is established as a percentage of the individual’s base salary (“Target Bonus”).  The Target Bonus percentages for 2019 for each of our NEOs who participated in the incentive bonus program were as follows:  Mr. Shuldman, 75%; Mr. DeMartino, 50%; Mr. Hoffman, 30%; and Mr. Brooks, 30%.  For 2019, 50% of each executive’s Target Bonus was based on achievement of the EBITDA Target (the “EBITDA Bonus Amount”) and 50% was based solely on achievement of individual strategic performance and business objectives established by the CEO and the Compensation Committee for each participant (the “Performance Bonus Amount”).  No EBITDA Bonus Amount is payable unless adjusted EBITDA exceeds the specified threshold ($3,600,000 for 2019), however the executive may still earn the Performance Bonus Award based solely on the achievement of certain qualitative non-financial objectives.  Above the threshold, the EBITDA Bonus Amount is adjusted upward on a sliding scale ranging from 3% up to a maximum of 150% of the Target Bonus for 2019.  Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation and the effect of external acquisition related expenses and certain legal fees. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization.  The Company adjusts EBITDA for external acquisition related expenses and certain legal fees to provide a measure of our ongoing performance of our existing business.  A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in the “2019 Executive Compensation” section.

With respect to the Performance Bonus Amount, performance objectives include personal goals that support the Company’s overall business objectives as well as other financial and non-financial measurements.  The Compensation Committee is responsible for determining achievement of performance objectives for the CEO.  The CEO is responsible for determining achievement of performance objectives for each of his direct reports.  For other participants, achievement of performance objectives will be determined by the President or the appropriate Vice President or manager.  For 2019, the Performance Bonus Amount ranged from 0% to 50% of the Target Bonus depending on the level of achievement.

Long-Term Incentive Awards:  The goal of our equity-based incentive awards is to align the interests of our executives with our stockholders and to provide executives with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards.  Generally, we believe that stock options have proven to be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of stock options to our future stock price performance – i.e. executives are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price.  Accordingly, the Compensation Committee has historically granted, and continued to grant in 2019, all NEOs stock option awards as an element of their compensation.

From 2016 through 2018, based on a prior review conducted by Compensation Advisory Partners, the Company’s CEO and CFO were awarded three types of long-term equity awards: (1) non-qualified stock options (“NQSOs”), (2) restricted stock units (“RSUs”) and (3) performance share awards (“PSAs”).  Starting in 2019, based upon a review conducted by Compensation Advisory Partners during 2018, we replaced the PSA compensation component with a performance-based, long term cash incentive (“LTCI”).  We believe these elements of long-term compensation for the CEO and CFO provide further alignment with stockholders’ interests and enhance our pay for performance objectives.

Grants of long-term incentive awards are approved annually by the Compensation Committee at its regularly scheduled meeting typically held on or about March 1. While the majority of equity awards (historically, stock options) to our employees are made under our annual grant program, the Compensation Committee may grant equity awards to employees at other times, including at the time of hire of an employee, promotion of an employee, to reward an employee, for retention purposes or in other circumstances as recommended by the CEO or the Compensation Committee.  In determining the size of the long-term equity incentives to be awarded to employees, we take into consideration a number of factors including, but not limited to, relative job scope, individual performance level, prior contributions to the Company, the need to retain the employee, the size of prior grants and competitive market data.  Based upon these factors, the Compensation Committee determines the size of the equity incentives at levels it considers appropriate to create meaningful opportunity for reward predicated on the creation of long-term stockholder value.

The total dollar value of each executive’s equity incentive award is determined based on competitive market data provided by Compensation Advisory Partners during their compensation study and is allocated to the CEO and CFO in the following proportions: 40% NQSOs, 30% RSUs and 30% LTCI and 100% NQSOs for all other NEOs.  NQSOs vest 25% per year over four years and have a ten-year term.  The exercise price of options granted is set at the closing price of our common stock on the date of grant.  RSUs convert to common stock on a one-to-one basis and vest 25% per year over four years.  The LTCI is earned on a variable basis and paid in cash dependent upon level of achievement against a long-term performance metric, which for 2019 was a two-year combined EBITDA target for 2019 and 2020.  Payout of the LTCI, if any, will occur following Compensation Committee certification of performance results in 2021 after the two-year performance period and ranges from a threshold payout of 50% of target to a maximum payout of 200% of target, depending on the level of performance achievement.  Below threshold-level performance will result in a payout of 0% of target.  As of December 31, 2019 we are estimating that our two-year EBITDA for 2019 and 2020 will be below the threshold-level performance which will result in a payout of 0% of the LTCI approved during 2019.

2019 Executive Compensation

The specific compensation decisions made for each of our executive officers for 2019 reflect the performance of the Company against key financial and operational measurements, as well as performance against objectives.

Base Salary:  The Company’s Director, Human Resources and the CEO and CFO review and discuss the base salaries of the NEOs (other than the CEO and CFO).  In connection with establishing the base salary adjustments for the NEOs (other than the CEO and CFO), the Director, Human Resources provides merit increase percentage guidelines based on market compensation data, knowledge of competitive market practices and the Company’s salary budget.  The merit increase percentage guidelines (the “Merit Increase Guideline”) for the 2019 base salary increases for all NEOs serving at the time were from 0% to 3% and took effect on March 1, 2019.  After considering the Merit Increase Guideline and evaluating each NEO’s performance and the position of his or her current base salary, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Compensation Committee (other than for himself).  Each NEO’s actual base salary adjustment, if any, is determined by the Compensation Committee.

In determining the base salaries of the NEOs for 2019 the Compensation Committee evaluated the overall performance of the Company and the individual’s contributions to that performance, as well as the performance of the sales unit or function that each leads when relevant, and market data.  Based on individual considerations with respect to each NEO such as his or her experience and contributions to the Company, and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Compensation Committee strives to set each NEO’s base salary within the Merit Increase Guideline, if warranted.  For 2019, each NEO’s base salary adjustment was in line with the Merit Increase Guideline.  No additional adjustments were considered necessary to executive compensation in 2019 other than this customary annual base salary increase.  Mr. Shuldman and Mr. DeMartino voluntarily agreed not to take any increase in base salary for 2019.

Annual Incentive Cash Bonus Program:  For 2019, the Company achieved adjusted EBITDA of $2,734,000, as reviewed and approved by the Compensation Committee.  These results were approximately 43% below the EBITDA Target of $4,800,000, which would have resulted in a payout of 0% of the EBITDA Target for the EBITDA bonus amount.  During 2019 and subsequent to the approval of the incentive cash bonus program, the Company launched our BOHA! solution, which combines our latest generation terminal, cloud-based software applications and hardware into a unique solution to automate the back-of-house operations in restaurants and food service operations.  Due to the significant investment in engineering and selling and marketing required to support the BOHA! launch and take advantage of the opportunities we see in the food service technology market; the Compensation Committee adjusted the bonus payout percentage for 2019.  Therefore, for 2019, the incentive cash bonus payout for all eligible employees was approved at 80% of each individual’s annual Target Bonus which the Compensation Committee believes reflects the considerable efforts by the Company in launching BOHA!. Each NEO achieved all of his or her performance objectives set for 2019.  For 2019, Mr. Shuldman, Mr. DeMartino, Mr. Hoffman and Mr. Brooks were paid cash incentive bonuses of $309,000, $136,944, $57,558 and $48,622, respectively.  These amounts are shown in the “Summary Compensation Table” below under the “Non-Equity Incentive Plan Compensation” column.  These bonuses were calculated as a percentage of each executive’s base salary in effect as of March 2019.  Ms. Chernay was not eligible to participate in the incentive bonus program as she earned commissions based on annual sales from her sales unit.  Ms. Chernay received a commission, paid monthly, equal to approximately 0.4% of sales achieved by her sales unit during 2019, resulting in the payout amount shown in the “Summary Compensation Table” under the “Bonus” column.  The following is a reconciliation of the non-GAAP financial measure, adjusted EBITDA for the year ended December 31, 2019:

Year Ended December 31, 2019
Net income	$516,000

Interest expense, net	11,000
Income tax benefit	(149,000)
Depreciation and amortization	1,371,000
EBITDA	1,749,000
Share-based compensation expense, acquisition, and certain legal expenses	985,000
Adjusted EBITDA	$2,734,000

Long-Term Incentive Awards:  For 2019, our CEO recommended to the Compensation Committee a total equity award dollar value range for each executive officer, other than the CEO and CFO, primarily based on a compensation study performed by Compensation Advisory Partners performed in 2016.  After considering our CEO’s recommendations and the compensation study, the Compensation Committee, with our CEO’s participation, determined the total equity award dollar value for each NEO other than our CEO.  The Compensation Committee determined our CEO’s total equity award dollar value without input of management.  The Compensation Committee considered several factors in making its determinations, including our CEO’s recommendations, the Compensation Advisory Partners compensation study, the Company’s performance, each NEO’s position within the Company and his or her perceived potential contributions to the Company, and the Compensation Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards.  The factors used by our CEO to determine recommendations regarding total equity award dollar value ranges for each NEO and by the Compensation Committee to establish each NEO’s total equity award dollar value were assessed by our CEO and the Compensation Committee, respectively, on a subjective basis.

On February 27, 2019, the Compensation Committee awarded grants to Mr. Shuldman, Mr. DeMartino, Mr. Hoffman, Ms. Chernay and Mr. Brooks of stock options to purchase 105,200, 37,100, 5,000, 5,000, and 5,000 shares, respectively.  On February 27, 2019, the Compensation Committee awarded a grant of restricted stock units to Mr. Shuldman and Mr. DeMartino of 25,100 and 8,900, respectively.  On July 31, 2019, the Compensation Committee awarded a grant of performance-based, long term cash incentive to Mr. Shuldman and Mr. DeMartino of $237,300 and $83,700, respectively.  The vesting terms of the grant of each stock award are outlined in the table entitled “Grants of Plan-Based Awards in 2019.”  The amount of the LTCI payout is based on achieving 100% of the target level performance metric.  The level of awards granted to all the other NEOs was in line with the recommendations received from Compensation Advisory Partners’ study performed in 2016.  The Compensation Committee’s decision to grant three types of awards in the following proportions, was based on the recommendation of Compensation Advisory Partners: 40% NQSO, 30% RSUs and 30% LTCI.

Results of 2019 Annual Meeting

At our 2019 Annual Meeting of stockholders, 58.7% of the votes cast by stockholders voted, on an advisory basis, to approve the compensation of the Company’s NEOs (sometimes referred to as a “say-on-pay vote”).  The Board considered these voting results and evaluated our executive compensation practices. After considering the principles underlying our executive compensation practices and the results of last year’s say-on-pay vote, the Board reaffirmed the basic elements of our executive compensation program and policies for 2020.  The Board has adopted a policy of providing for annual say-on-pay votes.  Our stockholders also voted, on an advisory basis, to conduct the say-on-pay vote every year, in accordance with the Board’s recommendation and current practice.

Tax Deductibility of Compensation

Prior to the 2018 tax year, Section 162(m) of the Internal Revenue Code limited the tax deductibility of annual compensation paid to certain executive officers of publicly held corporations to the extent that any officer’s compensation (other than qualified performance-based compensation) exceeded $1 million. The exemption was repealed, effective for taxable years beginning after December 31, 2017.  As a result, compensation paid to any “covered employee” in excess of $1 million is no longer deductible, unless the compensation qualified for limited transition relief applicable to certain performance-based compensation arrangements in place as of November 2, 2017. A “covered employee” is defined under Section162(m) as any employee who has served as CEO, CFO or other NEO for tax years after December 31, 2016. The rules and regulations promulgated under Section 162(m) are complicated, have recently changed, and may further change from time to time, and the scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit is uncertain. As such, there can be no guarantee that compensation intended to satisfy the requirements for tax deductibility in fact will.

The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive officers necessary for the Company’s success, as described above. As a result, we currently and may in the future award compensation that is not fully deductible under Section 162(m) in order to ensure competitive levels of total compensation for our executive officers and when we otherwise view such compensation as consistent with our compensation policies.

Prohibition on Hedging and Pledging

The Company’s Insider Trading Policy prohibits directors, officers and employees, as well as other persons or entities informed by management to be subject to the Insider Trading Policy from time to time, from:

•
Entering into any hedging transaction with respect to the Company’s securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities;

•	Pledging of Company securities owned by such persons;
•	Placing any Company securities in margin accounts, unless the margin accounts are treated as non-marginable by the brokerage firm; and
•	Engaging in short sales of Company securities (i.e., sales of Company securities that the seller does not own), including a “sale against the box” (i.e., a sale with delayed delivery); and
•
Engaging in speculative trading, including transactions in publicly traded options of the Company, such as puts, calls, warrants, and other derivative securities, on an exchange or in any other organized market.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.

COMPENSATION AND CORPORATE
GOVERNANCE COMMITTEE

Thomas R. Schwarz, Chair
John M. Dillon Emanuel P. N. Hilario
Haydee Ortiz Olinger

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by each of the NEOs in 2019, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Option Awards (3)($)	Stock Awards (4)($)	Non-Equity Incentive Plan Compensation(5)($)	All Other Compensation ($)		Total ($)
Bart C. Shuldman (1)	2019	515,000	-	316,652	237,948	309,000	44,042	(6)	1,422,642
Chairman and Chief	2018	511,942	-	336,160	241,405	297,412	44,346		1,431,265
Executive Officer	2017	500,000	-	160,095	240,942	442,500	44,508		1,388,045

Steven A. DeMartino	2019	342,360	-	111,671	84,372	136,944	24,281	(7)	699,628
President, Chief Financial	2018	340,327	-	160,160	76,157	131,808	23,865		732,317
Officer, Treasurer and Secretary	2017	332,389	-	50,115	75,525	196,109	23,442		677,580

Andrew J. Hoffman	2019	238,214	-	15,050	-	57,558	20,805	(7)	331,627
Senior Vice President,	2018	231,458	-	22,000	-	53,786	20,704		327,948
Operations	2017	226,058	-	9,750	-	80,025	20,526		336,359

Donald E. Brooks	2019	201,230	-	15,050	-	48,622	14,078	(8)	278,980
Senior Vice President,	2018	195,523	-	22,000	-	45,435	14,262		277,220
Engineering	2017	190,962	-	9,750	-	67,601	13,466		281,779

Tracey S. Chernay	2019	189,269	78,123	15,050	-	-	20,464	(7)	302,906
Senior Vice President,	2018	184,231	96,746	22,000	-	-	20,006		322,983
Global Casino, Gaming & Lottery Sales	2017	167,077	83,731	9,750	-	-	15,687		276,245
_______
(1)	Mr. Shuldman is a director of the Company, but does not receive any separate compensation for such service.

(2)
Bonuses paid to Ms. Chernay represent commissions on casino and gaming annual sales.  For the other NEOs, incentive cash bonus awards earned under the Company’s annual incentive cash bonus program appear in the “Non-Equity Incentive Plan Compensation” column.  Ms. Chernay does not participate in the Company’s annual incentive cash bonus program.

(3)
Amounts reflect the grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718.  The option awards were granted under the Company’s 2014 Equity Incentive Plan.  For information on the valuation assumptions with respect to these awards, refer to the notes of the Company’s financial statements in the Form 10-K for each of the years ended December 31, 2017, 2018 and 2019, as filed with the SEC.  Please see the “Outstanding Equity Awards at 2019 Fiscal Year-End” table for a description of option awards.  There were no forfeitures of stock option awards by the NEOs during 2019.

(4)
Amounts for 2019 reflect the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718.  Amounts for 2017 and 2018 reflect the grant date fair value of RSUs and PSAs calculated in accordance with FASB ASC Topic 718.  These awards were granted under the Company’s 2014 Equity Incentive Plan.  For information on the valuation assumptions with respect to the RSUs and PSAs reported in this column, refer to the notes of the Company’s financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC.  Please see the “Outstanding Equity Awards at 2019 Fiscal Year-End” table for a description of equity compensation awards.  There were no forfeitures of equity compensation awards by the NEOs during 2019.

(5)	Amounts represent incentive cash bonuses earned under the Company’s annual incentive cash bonus program.
(6)
For Mr. Shuldman, the 2019 amount consists of an automobile allowance of $19,200, Company contributions under the Company’s 401(k) Plan of $8,400, life insurance and disability insurance premiums of $12,030 and tax return preparation fees of $4,412.

(7)
For Mr. DeMartino, Mr. Hoffman and Ms. Chernay, the 2019 amounts consist of automobile allowances of $12,000, $6,000 and $6,000, respectively, Company contributions under the Company’s 401(k) Plan of $8,400, $8,400 and $8,372, respectively, and, life insurance and disability insurance premiums of $3,881, $6,405 and $6,092, respectively.

(8)	For Mr. Brooks, the 2019 amount consists of Company contributions under the Company’s 401(k) Plan of $7,547 and life insurance premiums and disability insurance premiums of $6,531.

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table sets forth information concerning the grant of cash plan-based awards to NEOs in 2019:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Bart C. Shuldman	193,125	386,250	772,500
Steven A. DeMartino	85,590	171,180	342,360
Andrew J. Hoffman	35,974	71,948	143,896
Donald E. Brooks	30,389	60,778	121,556
Tracey S. Chernay	-	-	-
________
(1)
Represents target payout under our annual incentive cash bonus program for 2019.  Payment of the 2019 program occurred in March 2020 upon approval by the Compensation Committee.  Amounts earned in 2019 and paid in 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  The maximum amounts assume a payout of 200% of the NEO’s annual Target Bonus.  The annual incentive cash bonus program is described in the “Compensation Discussion and Analysis.”

The following table sets forth information concerning the grant of performance-based long term cash incentive awards to NEOs in 2019:

	Estimated Future Payouts Under Long Term Cash Incentive Program (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Bart C. Shuldman	118,650	237,300	474,600
Steven A. DeMartino	41,850	83,700	167,400
Andrew J. Hoffman	-	-	-
Donald E. Brooks	-	-	-
Tracey S. Chernay	-	-	-
________
(1)
Represents target payout under our performance-based long term cash incentive program for 2019.  Payout percentage is based on a two-year EBITDA target.  The payout ranges from 50% of target to a maximum payout of 200%.  Below threshold-level performance will result in a payout of 0% of target.  Amounts are earned during 2019 and 2020 and if performance targets are attained payment will occur in 2021 following the Compensation Committee’s review and approval of performance achievement levels.  Amounts are not included in the Summary Compensation Table.  The long term cash incentive is described in the “Compensation Discussion and Analysis.”

The following table sets forth information concerning the grant of equity plan-based awards to NEOs in 2019:

Name	Grant Date	All Other Stock Awards: Number of Units (1)(#)	All Other Option Awards: Number of Securities Underlying Options(2)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)($)

Bart C. Shuldman	2/27/2019	25,100	-	-	237,948
	2/27/2019	-	105,200	10.34	316,652
Steven A. DeMartino	2/27/2019	8,900	-	-	84,372
	2/27/2019	-	37,100	10.34	111,671
Andrew J. Hoffman	2/27/2019	-	5,000	10.34	15,050
Donald E. Brooks	2/27/2019	-	5,000	10.34	15,050
Tracey S. Chernay	2/27/2019	-	5,000	10.34	15,050
________

(1)
Represents RSUs that were issued under our 2014 Equity Incentive Plan.  Unvested RSUs do not accrue dividend equivalents.  Subject to the terms of our 2014 Equity Incentive Plan and the stock award agreements issued in connection with these grants, each RSU granted in 2019 to a NEO vests at a rate of 25% per year over four years and is settled in shares of common stock on a one-for-one basis.

(2)
Represents stock option awards that were issued under our 2014 Equity Incentive Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by the closing price of the stock on the date the option was granted.  Subject to the terms of our 2014 Equity Incentive Plan and the option agreements issued in connection with these grants, each option award granted in 2019 to a NEO vests at a rate of 25% per year over four years.

(3)
The amounts shown represent the grant date fair value of stock awards granted in 2019 calculated in accordance with FASB ASC Topic 718.  For information on the valuation assumptions with respect to these awards, refer to Note 10 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2019, as amended, as filed with the SEC.  Please see the “Outstanding Equity Awards at 2019 Fiscal Year-End” table for a description of option awards.  There were no forfeitures of stock option awards by the NEOs during 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table shows outstanding equity awards for the NEOs as of December 31, 2019:

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number Units of Stock That Have Not Vested(#)	Market Value of Units of Stock That Have Not Vested($)(2)
Bart C. Shuldman						-
5/27/2010	25,000	-	7.45	5/27/2020	-	-
3/7/2011	17,500	-	9.89	3/7/2021	-	-
3/5/2012	22,500	-	6.70	3/5/2022	-	-
3/1/2013	22,500	-	7.89	3/1/2023	-	-
2/27/2014	50,000	-	11.61	2/27/2024	-	-
2/26/2015	25,000	25,000	6.76	2/26/2025	-	-
2/25/2016	73,650	24,550	7.17	2/25/2026	4,200	46,074
5/22/2017	41,050	41,050	8.30	5/22/2027	8,100	88,857
3/1/2018	19,100	57,300	13.65	3/1/2028	7,050	77,339
2/27/2019	-	105,200	10.34	2/27/2029	25,100	275,347

Steven A. DeMartino
5/27/2010	15,000	-	7.45	5/27/2020	-	-
3/7/2011	17,500	-	9.89	3/7/2021	-	-
3/5/2012	20,000	-	6.70	3/5/2022	-	-
3/1/2013	20,000	-	7.89	3/1/2023	-	-
2/27/2014	15,000	-	11.61	2/27/2024	-	-
2/26/2015	40,000	-	6.76	2/26/2025	-	-
2/25/2016	23,025	7,675	7.17	2/25/2016	1,325	14,535
5/22/2017	12,850	12,850	8.30	5/22/2027	2,550	27,974
3/1/2018	9,100	27,300	13.65	3/1/2028	2,250	24,683
2/27/2019	-	37,100	10.34	2/27/2029	8,900	97,633

Andrew J. Hoffman
3/7/2011	5,000	-	9.89	3/7/2021	-	-
2/27/2014	7,500	-	11.61	2/27/2024	-	-
2/26/2015	5,000	-	6.76	2/26/2025	-	-
2/25/2016	2,500	1,250	7.17	2/25/2026	-	-
5/22/2017	2,500	2,500	8.30	5/22/2027	-	-
3/1/2018	1,250	3,750	13.65	3/1/2028	-	-
2/27/2019	-	5,000	10.34	2/27/2029	-	-

Donald E. Brooks
5/27/2010	2,500	-	7.45	5/27/2020	-	-
3/7/2011	3,000	-	9.89	3/7/2021	-	-
3/5/2012	2,000	-	6.70	3/5/2022	-	-
5/30/2012	5,000	-	7.82	5/30/2022	-	-
3/1/2013	7,500	-	7.89	3/1/2023	-	-
2/27/2014	7,500	-	11.61	2/27/2024	-	-
2/26/2015	10,000	-	6.76	2/26/2025	-	-
2/25/2016	3,750	1,250	7.17	2/25/2026	-	-
5/22/2017	2,500	2,500	8.30	5/22/2027	-	-
3/1/2018	1,250	3,750	13.65	3/1/2028	-	-
2/27/2019	-	5,000	10.34	2/27/2029	-	-

Tracey S. Chernay
3/7/2011	10,000	-	9.89	3/7/2021	-	-
2/27/2014	7,500	-	11.61	2/27/2024	-	-
2/26/2015	1,875	-	6.76	2/26/2025	-	-
2/25/2016	1,250	1,250	7.17	2/25/2026	-	-
5/22/2017	1,250	2,500	8.30	5/22/2027	-	-
3/1/2018	1,250	3,750	13.65	3/1/2028	-	-
2/27/2019	-	5,000	10.34	2/27/2029	-	-

_______
(1)	The vesting schedule of the option awards reflected in the table are as follows:
Grant Dates	Vesting Schedule
5/27/2010, 3/7/2011, 3/5/2012, 5/30/12, 3/1/2013, 2/27/2014, 2/26/2015, 2/25/2016, 5/22/2017, 3/1/2018, 2/27/2019 (*)	25% per year for four years

(*)	Of the 50,000 stock options granted to Mr. Shuldman on 2/27/2014 and 2/26/2015, 25,000 stock options vest 25% per year over four years and 25,000 stock options vest 100% after five years.

(2)
The market value of RSUs is calculated by multiplying the number of unvested units by the closing price of $10.97 per share of our common stock on December 31, 2019, which was the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting(2)($)
Bart C. Shuldman	-	$-	43,550	$296,227
Steven A. DeMartino	-	-	16,073	99,937
Andrew J. Hoffman	-	-	-	-
Donald E. Brooks	-	-	-	-
Tracey S. Chernay	-	-	-	-
________
(1)
Includes the underlying shares of the fully vested deferred stock units granted on February 25, 2016 to Mr. Shuldman and Mr. DeMartino under the 2014 Equity Incentive Plan; fully vested RSUs granted on February 25, 2016, May 22, 2017 and March 1, 2018 to Mr. Shuldman and Mr. DeMartino under the 2014 Equity Incentive Plan; and PSAs granted on May 22, 2017 to Mr. Shuldman and Mr. DeMartino under the 2014 Equity Incentive Plan.  The deferred stock units are payable upon the third anniversary of the date of grant in the form of shares of the Company’s common stock on a one-for-one basis.  The RSUs vest 25% per year over four years in the form of shares of the Company’s common stock on a one-for-one basis.  The PSAs are paid out upon reaching a two-year performance target.  The May 22, 2017 grant achieved 93.9% of the two-year performance target, which resulted in a payout of 84.7% of target performance.

(2)
Amounts for shares underlying fully vested deferred stock units are calculated based on the market value of the Company’s common stock on February 25, 2019, the third anniversary of the date of grant.  Amounts for shares underlying fully vested RSUs are calculated based on the market value of the Company’s common stock on February 25, 2019, March 1, 2019 and May 22, 2019, the dates the RSUs vested.  Amounts for shares underlying shares issued for vested PSAs are calculated based on market value of the Company’s common stock on February 27, 2019, the date the Compensation Committee approved the 2017/2018 performance metric.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The Company is a party to certain agreements and maintains certain plans that may require payments be made, and/or benefits to be provided, to the NEOs: in the event that (i) a NEO’s employment is terminated other than for Cause, as defined below (a “Termination Event”), (ii) a Change in Control (as defined by the applicable agreement or plan) occurs (a “Change in Control Event”) or (iii) a Termination Event occurs or a NEO resigns for certain specified reasons within one year following a Change in Control Event (a “Change in Control and Termination Event”).  The payments and benefits that each NEO may be entitled to receive upon a Termination Event, Change in Control Event or a Change in Control and Termination Event are described in the NEO’s employment agreement or severance agreement, the Company’s 2005 Equity Incentive Plan and the 2014 Equity Incentive Plan, as applicable.  None of the agreements for our NEOs include a gross up for any taxes as a result of golden parachute payments.  Below is a description of the types of events that would trigger payments under these agreements and plans and the potential payments to each such NEO assuming that a triggering event occurred on December 31, 2019, the last day of our most recent fiscal year.

Employment and Severance Agreements

Definitions.  The applicable employment and severance agreements generally define Cause as a termination for the following reasons: (i) action or inaction by the NEO that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board—or in the case of the NEOs other than Mr. Shuldman, the Board or the Company’s CEO; or (iii) death or disability.  A Change in Control Event is generally defined in each agreement to include (i) a merger of the Company with another company where the majority of the board of directors of the surviving company is not comprised of directors of the Company in office immediately prior to the transaction, (ii) a change in the Board of the Company such that, after an election, a majority of the directors in office are not directors that were nominated by two-thirds of the Board prior to the election or (iii) a complete liquidation of the Company.

Effect of a Termination Event or a Change in Control and Termination Event.  Under the terms of an Employment Agreement dated July 31, 1996 between Bart C. Shuldman and the Company, as amended, if a Termination Event were to occur, Mr. Shuldman would be entitled to continue to receive for two years following his termination: (i) his annual base salary, (ii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning) and (iii) a pro rata portion of his annual target bonus for the year of termination.

If a Change in Control Event were to occur and the employment of Mr. Shuldman were terminated other than for Cause, or if he resigns following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company’s facilities, within one year following a Change in Control Event, Mr. Shuldman would be entitled to receive for three years after his termination (i) his annual base salary, (ii) annual target bonus and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning).  In addition, all stock options and other awards granted to Mr. Shuldman under the Company’s equity plans would immediately vest and any outstanding PSAs and LTCI would vest at 100% of target.

Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, as amended, if a Termination Event were to occur, Mr. DeMartino would be entitled to continue to receive, for one year following the date of termination (i) his annual base salary, (ii) a pro rata portion of his annual target bonus for the year of termination and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance.)  If a Change in Control Event were to occur and the employment of Mr. DeMartino is terminated other than for Cause, or if he resigns following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company’s facilities, within one year following a Change in Control Event, Mr. DeMartino would be entitled to receive for two years after his termination (i) his annual base salary, (ii) annual target bonus and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance).  In addition, all stock options and other awards granted to Mr. DeMartino would immediately vest and any outstanding PSAs and LTCI would vest at 100% of target.

Under the terms of Severance Agreements with each of Andrew J. Hoffman, Donald E. Brooks and Tracey S. Chernay dated November 18, 2005, April 25, 2012 and July 29, 2005, respectively, each as amended, if a Termination Event were to occur, the applicable NEO would be entitled to continue to receive, for six months following the date of termination (i) a pro rata portion of his or her annual base salary, (ii) a pro rata portion of his or her annual target bonus for the year of termination, and (iii) group medical and dental benefits.  If a Change in Control Event were to occur, and the employment of the applicable NEO is terminated other than for Cause within one year following the Change in Control Event, Mr. Hoffman, Mr. Brooks and Ms. Chernay would each be entitled to continue to receive, for a period of one year from the date of termination, his or her (i) base salary, (ii) annual target bonus and (iii) group medical and dental benefits.  In addition, all stock options and other awards granted to the applicable NEO would immediately vest.

Equity Plans

2005 Equity Incentive and 2014 Equity Incentive Plans.  The terms of the Company’s 2005 Equity Incentive Plan and 2014 Equity Incentive Plan provide that all awards issued under the plan would accelerate and either become exercisable or vest, as applicable, immediately prior to any of the following: (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not the Company or a publicly owned corporation (or a subsidiary thereof) in which the stockholders of the Company immediately prior to the transaction continue to beneficially own 50% or more of the voting securities of the Company, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets, (iii) any acquisition of 50% or more of the voting securities of the Company excluding acquisitions by specified parties or (iv) any dissolution or liquidation of the Company.  Upon the occurrence of some of the foregoing Change in Control Events, stock or other property to be delivered upon acceleration of any award may be placed in escrow, rather than actually delivered, under terms set by the Compensation Committee.

Payments upon a Change In Control Event

The following table summarizes acceleration of awards that would have occurred if a Change in Control Event had occurred on December 31, 2019 that triggered acceleration of all of the equity awards outstanding to each NEO under the 2005 Equity Incentive Plan and 2014 Equity Incentive Plan that accelerate either by their terms or the terms of the applicable plan:

Name	Stock Awards (1)	Option Awards (2)	Total
Bart C. Shuldman	$487,617	$1,141,418	$1,629,035
Steven A. DeMartino	164,824	595,752	760,576
Andrew J. Hoffman	-	57,200	57,200
Donald E. Brooks	-	137,030	137,030
Tracey S. Chernay	-	41,356	41,356
________
(1)
Accelerated RSUs were valued using the closing price of $10.97 per share of our common stock on December 31, 2019, which was the last trading day of the year.  Upon a Change in Control Event, performance-based awards vest at target.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $10.97 per share of our common stock on December 31, 2019, which was the last trading day of the year.

Payment upon a Termination Event

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Termination Event occurred on December 31, 2019, the last day of the Company’s fiscal year.
Name	Base Salary	Pro Rata Portion of Annual Target Bonus	Long Term Cash Incentive	Benefits (1)	Stock Options	Stock Awards	Total
Bart C. Shuldman	$1,030,000	$386,250	$237,300	$124,399	-	-	$1,777,949
Steven A. DeMartino	342,360	171,180	83,700	42,728	-	-	639,968
Andrew J. Hoffman	119,913	35,974	-	5,777	-	-	161,664
Donald E. Brooks	101,296	30,389	-	5,686	-	-	137,371
Tracey S. Chernay	95,275	-	-	2,822	-	-	98,097
________
The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

Payment upon a Change In Control And Termination Event

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Change in Control and Termination Event occurred on December 31, 2019, the last day of the Company’s fiscal year.
Name	Base Salary	Annual Target Bonus	Long Term Cash Incentive	Benefits (1)	Stock Options(2)	Stock Awards(3)	Total
Bart C. Shuldman	$1,545,000	$1,158,750	$237,300	$186,599	1,141,418	487,617	$4,756,683
Steven A. DeMartino	684,720	342,360	83,700	85,455	595,752	164,824	1,956,811
Andrew J. Hoffman	239,825	71,948	-	11,555	57,200	-	380,528
Donald E. Brooks	202,592	60,778	-	11,372	137,030	-	411,772
Tracey S. Chernay	190,550	-	-	5,644	41,356	-	237,550

________
The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $10.97 per share of our common stock on December 31, 2019, which was the last trading day of the year.

(3)	Accelerated RSUs were valued using the closing price of $10.97 per share of our common stock on December 31, 2019, which was the last trading day of the year.

Non-Competition Provisions That Apply to a Termination Event or Change in Control Event

Pursuant to Mr. Shuldman’s Employment Agreement, upon the occurrence of a Termination Event while he is receiving severance payments under the Employment Agreement, Mr. Shuldman agrees that for two years, or in the case of a Change in Control Event, for three years, that he will not directly or indirectly engage in any business or activity that is competitive with the Company in a geography where the Company is selling its products.  Further, Mr. Shuldman agrees not to attempt to recruit any employees of the Company or encourage them to leave the Company and agrees not to encourage any of the Company’s customers to direct their business elsewhere.  The other NEOs have similar provisions in their respective Severance Agreements, except that such non-competition provisions apply for six months following the occurrence of a Termination Event and for one year following the occurrence of a Change in Control Event and they are not contingent upon the payment of the severance benefits described in each agreement by the Company to the NEO.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2019

Name (2)	Fees Earned Or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
John M. Dillon	$40,000	$45,504	$85,504
Emanuel P. N. Hilario (3)	23,334	45,469	68,803
Haydee Ortiz Olinger	40,000	45,504	85,504
Thomas R. Schwarz	40,000	45,504	85,504
Graham Y. Tanaka (4)	16,667	-	16,667

(1)
On February 27, 2019, Mr. Dillon, Ms. Olinger and Mr. Schwarz were each awarded 4,800 RSUs granted under the Company’s 2014 Equity Incentive Plan, all of which were unvested as of December 31, 2019.  On July 31, 2019, subsequent to being appointed to the Board, Mr. Hilario was awarded 4,100 RSUs granted under the Company’s 2014 Equity Incentive Plan, which were unvested as of December 31, 2019.  The RSUs vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  The amounts shown represent the grant date fair value of the RSUs granted in 2019 calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC 780.

(2)
Mr. Shuldman, our CEO, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director.  The compensation received by Mr. Shuldman as an employee is shown in the Summary Compensation Table.

(3)	Mr. Hilario was elected to the Board at our annual meeting of stockholders on May 28, 2019.

(4)	Mr. Tanaka retired from the Board as of May 28, 2019.

For 2019, each non-employee director of the Company received a retainer of $10,000, for each fiscal quarter served as director as compensation for services rendered, other than Mr. Hilario who received a pro-rata share of the retainer fee based on when he became a non-employee director during 2019 and Mr. Tanaka who received a pro-rata share of the retainer fee based on when he retired from the board during 2019.  Directors are also reimbursed for reasonable expenses incurred in attending meetings.  The Company does not separately compensate directors for service on any committee of the Board.

Starting in 2018, each non-employee director receives total equity compensation of $45,000 awarded through RSUs that will convert to common stock on a one-to-one basis and vest 25% per year over four years.  This was based on an independent review conducted during 2017 by Compensation Advisory Partners which was engaged by the Compensation Committee to assess the competitiveness of the Board’s total compensation program.  Based on the review conducted by Compensation Advisory Partners, the Compensation Committee made a revision to the equity component of the Board’s compensation in order to better align the Board with the Company’s stockholders and long-term performance growth, as well as the compensation of directors of other similar sized public companies.  The number of RSUs awarded is calculated based on the share price on the day of grant. In 2019, each non-employee director received a grant of 4,800 RSUs, pursuant to the terms of the Company’s 2014 Equity Incentive Plan, other than Mr. Hilario who received 4,100 when he became a non-employee director during 2019.  The RSU awards vest at the rate of 25% per year beginning on the first anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John M. Dillon, Emanuel P. N. Hilario, Haydee Ortiz Olinger, Thomas R. Schwarz and Graham Y. Tanaka were members of the Compensation Committee during fiscal year 2019.  No member of such committee has served as an officer or employee of the Company at any time.  None of the Company’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board.  None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with applicable rules promulgated by the SEC and the Company’s By-Laws.  Proposals that are eligible under applicable SEC rules to be included in next year’s proxy materials must be received by the Secretary of the Company at the principal executive offices of the Company on or before December 24, 2020.  Under the Company’s By-Laws, other business proposals that a stockholder wishes to have considered at the 2021 Annual Meeting of Stockholders, but which are not included in the Company’s proxy materials (with such proposals being referred to as “floor proposals”), may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of the Company no later than February 22, 2021 and not earlier than January 23, 2021.  Such notice must contain the information required in the Company’s By-laws.

All stockholder proposals and notices of nomination (described below) should be addressed to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  A proxy granted by a stockholder will give discretionary authority to the proxies named therein to vote on any floor proposals if properly brought before the meeting and subject to applicable SEC rules.

PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

Stockholders may nominate candidates for election to the Board if the proper nomination procedures specified in the Company’s By-Laws are followed.  Under the Company’s By-Laws, all nominations for director to be included in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders made by stockholders entitled to vote thereat must be set forth in a notice that contains the information required by the By-Laws, and such notice of nomination must be received by the Secretary of the Company no later than February 22, 2021 and not earlier than January 15, 2021.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last day an eligible stockholder may deliver a notice of nomination in accordance with the preceding sentence, such notice of nomination will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.  In no event will an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for stockholders to deliver a notice of nomination.

POLICY REGARDING STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The process for stockholders to communicate with the Board, or with any Committee or director(s), is set forth in the Policy Regarding Security Holder Communications with the Board of Directors, which the Board amended in 2019.  This policy is available on the Company’s website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance.

EXHIBIT I

TRANSACT TECHNOLOGIES INCORPORATED
2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
1. DEFINED TERMS
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2. PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.
3. ADMINISTRATION
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4. LIMITS ON AWARDS UNDER THE PLAN
(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 2,200,000. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The number of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award will not again be available for issuance under the Plan. Upon the settlement of any SAR issued under the Plan, the gross number of shares of Stock used to determine the settlement value will be treated as having been delivered for purpose of this Section 4(a). For the avoidance of doubt, shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder shall not be treated as having been delivered. The limit set forth in this Section 4(a) will be construed to comply with Section 422 and regulations thereunder. To the extent consistent with the requirements of Section 422 and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the Plan.
(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(c) Individual Annual Award Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards payable, to any person in any calendar year:
(1)	Stock Options: 500,000 shares of Stock.
(2)	SARs: 500,000 shares of Stock.
(3)	Awards other than Stock Options, SARs or Cash Awards: 500,000 shares of Stock.
(4)	Cash Awards: $1,500,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.

5. ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6. RULES APPLICABLE TO AWARDS
(a)  All Awards
(1)  Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.
(2)  Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)  Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations as the Administrator may impose.
(4) Vesting. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Notwithstanding any provisions of the Plan to the contrary, all Awards granted to a Participant under the Plan shall be subject to a minimum vesting period of not less than one year from the date of grant; provided, however, that the Committee may provide for the grant of an Award without a minimum vesting period with respect to Awards for no more than an aggregate of five percent of the total number of shares of Stock authorized for issuance under Section 4(a) of the Plan, upon such terms and conditions as the Committee shall determine. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or voluntary resignation from active employment at or after age 55, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or voluntary resignation from active employment at or after age 55 or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator determines that such cessation of Employment has resulted for reasons or in circumstances that cast such discredit on the Participant as to justify immediate termination of the Award.

(5)  Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.
(6)  Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, in either case, as calculated at the applicable minimum statutory rate; provided the Administrator, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect or (ii) otherwise direct as a general rule, to have shares of Stock withheld or delivered for taxes at an amount greater than the applicable minimum statutory amount.
(7) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award (other than Awards of ISOs, NSOs and SARs) whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions shall be subject to the same limits or restrictions as the underlying Award with respect to which such dividends or dividend equivalents are credited. For the avoidance of doubt, to the extent an Award is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any dividends or dividend equivalents credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.
(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
(9) Performance Awards. In the case of any Performance Award (other than a Stock Option or SAR), the Administrator will establish the applicable Performance Criterion or Criteria in writing and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.
(10)  Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(11)  Section 409A. The Plan and all Awards subject to Section 409A are intended to comply with, or be exempt from, Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith; provided no guarantee or warranty of such compliance or exemption is made to any individual. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A. In the event that a Participant is a “specified employee” within the meaning of Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award agreement, including without limitation as the result of any deferral of an Award in accordance with Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Notwithstanding anything contained in the Plan or in an Award agreement to the contrary, neither the Company, any member of the Committee nor any subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Section 409A.

(12)  Fair Market Value. Fair market value means, on any given date (i) if the shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, the closing sales price for such shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if clause (i) does not apply, then if the shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if neither clause (i) nor clause (ii) applies, such value as the Administrator in its discretion may in good faith determine in accordance with Section 409A (and, with respect to ISOs, in accordance with Section 422).
(b)  Stock Options and SARs
(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)  Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval.
(3)  Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)  Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).
7.  EFFECT OF CERTAIN TRANSACTIONS
             (a)  Change in Control. In the event of a Change in Control, each Stock Option and SAR will become fully exercisable, any restrictions on each outstanding share of Stock will lapse, and each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will become vested and the delivery of shares of Stock deliverable under each such Stock Unit will be accelerated and such shares will be delivered (with Performance Awards to be deemed achieved at the target level of performance, if applicable), in each case prior to the Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the vesting or delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control. Notwithstanding the foregoing, payment of any amount constituting “nonqualified deferred compensation” subject to Section 409A will be accelerated pursuant to this Section 7(a) only if the event or circumstances constituting the Change in Control would also qualify as a “change in control event” under Section 1.409A-3(i)(5) of the Treasury Regulations.

(b)  Covered Transactions. After giving effect to Section 7(a) above to the extent applicable, and except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:
(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.
(2)  Cash-Out of Awards. Subject to Section 7(b)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
(3)  Acceleration of Certain Awards. Subject to Section 7(b)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4)  Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock that have not vested pursuant to Section 7(a) above or otherwise, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(b)(1) above.
(5)  Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(b)(2) or Section 7(b)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(b)(2) above or acceleration under Section 7(b)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(c) Changes in and Distributions With Respect to Stock
(1)  Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
(2)  Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(c)(1) above to take into account distributions to stockholders other than those provided for in Section 7(b) and 7(c)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.
(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8. LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.
10. OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.
11. WAIVER OF JURY TRIAL
By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
12. LIMITATION OF LIABILITY
Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 12 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.
13. ESTABLISHMENT OF SUB-PLANS
The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).
14. GOVERNING LAW
(a) Certain Requirements. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 13 or as provided in Section 14(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Connecticut without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Administrator”: The Compensation and Corporate Governance Committee, except that the Compensation and Corporate Governance Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.
“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Cash Awards.
(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.
“Board”: The Board of Directors of the Company.
“Cash Award”: An Award denominated in cash.
“Change in Control”: Any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company’s assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, “voting power” means ordinary voting power for the election of directors of the Company.
“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”: TransAct Technologies Incorporated.
“Covered Transaction”: Any of (i) a reorganization, merger, consolidation or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee. The Date of Adoption of the Plan is April 15, 2020.
“Employee”: Any person who is employed by the Company or an Affiliate.
“Employment”: A Participant’s employment or other service relationship with the Company or an Affiliate. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Unless otherwise determined by the Administrator, Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other financial, strategic or other criteria as may be determined by the Administrator. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. Awards may be adjusted as set forth in the Award agreement or as otherwise provided by the Administrator to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria or under such other circumstances as may be determined by the Administrator in its discretion.
“Plan”: The TransAct Technologies Incorporated 2014 Equity Incentive Plan, as amended and restated, as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.01 per share.
“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

TRANSACT TECHNOLOGIES INCORPORATED
Annual Meeting of Stockholders
May 26, 2020 at 10:00 AM
This Proxy is solicited by the Board of Directors

The undersigned stockholder of TransAct Technologies Incorporated (the “Company”) does hereby nominate, constitute and appoint Bart C. Shuldman and Steven A. DeMartino, or either of them, with full power to act alone, as his, her or its true and lawful attorney and proxy with full power of substitution, for and in the undersigned’s name, place and stead to attend and vote all of the shares of Common Stock of the Company standing in the name of the undersigned and entitled to vote, at the Annual Meeting of its stockholders to be held virtually on May 26, 2020 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TACT2020, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE IN ACCORANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH BELOW.

•	FOR PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH THOMAS R. SCHWARZ AND BART C. SHULDMAN.
•	FOR PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.
•	FOR PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
•	FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON AN AMENDMENT AND RESTATEMENT OF THE 2014 EQUITY INCENTIVE PLAN.

THE PROXIES (AND THEIR SUBSTITUTES) ARE AUTHORIZED, ACTIVING INDIVIDUALLY, TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS (INCLUDING THE ELECTION OF SUBSTITUTE NOMINEES IF ONE OF THE NOMINEES LISTED ON THIS PROXY BECOMES UNABLE TO SERVE) AS MAY PROPERLY COME BEFORE THE MEETING.  PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

We encourage you to retain the 16-digit control number printed on this proxy card even if you submit your proxy over the Internet, by telephone or by mail prior to the Annual Meeting.  You will need your control number in order to access the virtual meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side
1

TRANSACT TECHNOLOGIES INCORPORATED ONE HAMDEN CENTER 2319 WHITNEY AVENUE, SUITE 3B HAMDEN, CT 06518
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2020. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	ELECTION OF DIRECTORS	For	Withhold
Nominee
	Thomas R. Schwarz	□	□

	Bart C. Shuldman	□	□

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain
2. 3. 4.
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2014 EQUITY INCENTIVE PLAN.

					□ □ □	□ □ □	□ □ □
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated				□
		Yes	No
Please indicate if you plan to attend this meeting		□	□

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

2